UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Kraft Foods Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KRAFT FOODS INC.

LOUIS C. CAMILLERI CHAIRMAN OF THE BOARD	THREE LAKES DRIVE NORTHFIELD, IL 60093
March 13, 2007

Dear Fellow Stockholder:

You are invited to attend the 2007 Annual Meeting of Stockholders of Kraft Foods Inc. We will hold the Annual Meeting at 9:00 a.m. EDT on Tuesday, April 24, 2007, at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The map and driving instructions to the Robert M. Schaeberle Technology Center are printed on the back of the attached Proxy Statement.

At the Annual Meeting, stockholders will elect directors and vote on the ratification of the selection of independent auditors. We will also report on the Company’s business. Stockholders will have an opportunity to ask relevant questions.

Only stockholders of record at the close of business on February 28, 2007 are entitled to notice of, to attend, and to vote at the Annual Meeting.

If you would like to attend the Annual Meeting you MUST submit your request by sending an e-mail to corporate.secretary@kraft.com, by faxing your request to the Corporate Secretary at 847-646-2753, or by sending a letter to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. If your shares are not registered in your name, you must also send evidence of your stock ownership on February 28, 2007 with your request. You can obtain this evidence from your bank or brokerage firm. In addition, if you plan to attend the Annual Meeting, please bring government-issued photographic identification.

The meeting facilities will open at 7:30 a.m. EDT. The Annual Meeting will begin at 9:00 a.m. EDT. Please arrive early to facilitate your registration and security clearance. If you will need special assistance at the Annual Meeting, please include this information in your admission request to the Corporate Secretary.

For your comfort and security, we will not allow any packages, briefcases, large pocketbooks or bags into the Annual Meeting. We also do not allow cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers, and pets, other than assistance animals for the disabled.

Attached you will find a Notice of Meeting and Proxy Statement that contains additional information about the Annual Meeting, including the methods that you can use to vote your Proxy.

Your vote is important to us. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the Annual Meeting, so that your shares of common stock will be represented and voted at the Annual Meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting, please call 1-866-655-7238.

KRAFT FOODS INC.
Three Lakes Drive
Northfield, Illinois 60093

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
OF KRAFT FOODS INC.

TIME:	9:00 a.m. EDT on Tuesday, April 24, 2007.

PLACE:	Kraft Foods Inc. Robert M. Schaeberle Technology Center 188 River Road, East Hanover, New Jersey.

ITEMS OF BUSINESS:	(1) To elect nine directors;

(2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2007; and

(3) To transact other business properly coming before the meeting.

WHO CAN VOTE:	You can vote if you were a stockholder of record on February 28, 2007.

2006 ANNUAL REPORT:	We have enclosed a copy of 2006 Annual Report.

DATE OF MAILING:	We are first mailing this notice, the proxy statement, and the accompanying proxy card to stockholders on or around March 22, 2007.

Carol J. Ward
Vice President and Corporate Secretary

March 13, 2007

KRAFT FOODS INC.

Three Lakes Drive
Northfield, Illinois 60093

March 13, 2007

PROXY STATEMENT
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2007

GENERAL INFORMATION

1.                WHEN AND WHERE IS THE ANNUAL MEETING?

The 2007 Annual Meeting of Stockholders of Kraft Foods Inc. will be held on April 24, 2007 at 9:00 a.m. EDT, at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

2.                WHY AM I RECEIVING THESE MATERIALS?

The Board is soliciting your proxy for use at the 2007 Annual Meeting of Stockholders of Kraft Foods Inc. or at any adjournment or postponements of the Annual Meeting. The Board is providing these proxy solicitation materials to give you information for use in determining how  to vote in connection with the Annual Meeting.

The Company began mailing the proxy solicitation materials on or around March 22, 2007 to all stockholders entitled to vote at the Annual Meeting.

3.                WHAT PROPOSALS ARE BEING PRESENTED FOR STOCKHOLDER VOTE AT THE ANNUAL MEETING?

Two proposals are scheduled for vote at the Annual Meeting:

Item 1. Election of Directors: THE BOARD OF DIRECTORS (THE “BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES: AJAY BANGA, JAN BENNINK, LOUIS C. CAMILLERI, MARK D. KETCHUM, RICHARD A. LERNER, M.D., JOHN C. POPE, IRENE B. ROSENFELD, MARY L. SCHAPIRO, AND DEBORAH C. WRIGHT, FOR TERMS EXPIRING APRIL 2008.

You can find information about the Board’s nominees, as well as information about the Board, its committees, director compensation, and other related matters beginning on page 8.

Item 2. Ratification of Appointment of PricewaterhouseCoopers LLP: THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR FOR THE YEAR 2007.

You can find information about the Company’s relationship with PricewaterhouseCoopers LLP beginning on page 18.

4.                WHAT OTHER MATTERS MAY ARISE AT THE ANNUAL MEETING?

We do not know of any other matters that will come before the stockholders at the Annual Meeting. The Chairman of the Annual Meeting may refuse to allow presentation of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted. The requirements for properly submitting proposals and nominations from the floor of the Annual Meeting for this year’s meeting were described in the Company’s 2006 Proxy Statement and are similar to those described on page 65 for next year’s meeting.

5.                WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that written document also is called a proxy or, alternatively, a proxy card.

If you deliver a properly executed written proxy, or submit a properly completed proxy by telephone or over the Internet, that proxy will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless you revoke the proxy before the Annual Meeting. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

6.                WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

The Company will bear the cost of this solicitation of proxies. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of Class A Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. Additional solicitation of proxies may be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $7,000, plus reimbursement of out-of-pocket expenses.

VOTING MECHANICS

7.                WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only stockholders of record of shares of the Company’s common stock at the close of business on February 28, 2007 (the “record date”) are entitled to vote at the Annual Meeting, or at adjournments or postponements of the Annual Meeting.

Each stockholder of record of Class A Common Stock and Class B Common Stock on the record date is entitled to vote on all matters to come before the Annual Meeting. Holders of Class A Common Stock will be entitled to one vote for each share held. Holders of Class B Common Stock will be entitled to ten votes for each share held.

On February 28, 2007, 459,617,005 shares of Class A Common Stock were outstanding, of which Altria Group, Inc. (“Altria Group”) held 276,449,240. On February 28, 2007, Altria Group held all of the 1,180,000,000 shares of Class B Common Stock that were outstanding.

8.                WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

As required by Virginia law and the Company’s By-Laws, our Board of Directors (the “Board”) established February 28, 2007 as the record date for the 2006 Annual Meeting of Stockholders. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)           Receive notice of the Annual Meeting; and

(b)          Attend and vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

9.                HOW CAN I VOTE MY SHARES OF COMMON STOCK?

There are four ways to vote:

Over the Internet: If you are a registered stockholder, you can vote over the Internet, at www.investorvote.com/kraft. The Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. The Internet voting system is available 24 hours a day until 11:59 p.m. (EDT), April 23, 2007. Your vote by the Internet must be received by 11:59 p.m. (EDT), April 23, 2007. If you are a street name holder, you may vote over the Internet if your bank or broker makes that method available to you by enclosing instructions with the proxy statement that your bank or broker sends to you.

By Telephone: If you are a registered stockholder, you can vote by touchtone telephone from the United States and Canada, using the toll-free telephone number 1-800-652-8683. The telephone voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. The telephone voting system is available 24 hours a day until 11:59 p.m. (EDT), April 23, 2007. Your vote by telephone must be received by 11:59 p.m. (EDT), April 23, 2007. If you are a street name holder, you may vote by telephone if your bank or broker makes that method available to you by enclosing instructions with the proxy statement that your bank or broker sends to you.

In Writing: You can vote by mailing your completed proxy card (if you are a registered stockholder) or your completed vote instruction form (if you are a street name holder). Your vote by mail must be received before the close of voting at the Annual Meeting on April 24, 2007.

In Person: All registered stockholders may vote in person at the Annual Meeting. If your shares are held in street name, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy in order to vote at the Annual Meeting.

10.         HOW CAN I REVOKE A PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You can revoke a proxy before the close of voting at the Annual Meeting by:

1.               Entering new instructions on either the Internet or telephone voting systems before 11:59 p.m. (EDT), April 23, 2007;

2.               Submitting a new proxy card bearing a date later than your last proxy card. We must receive your new proxy card before the close of voting at the Annual Meeting on April 24, 2007;

3.               Giving written notice to the Corporate Secretary of the Company. Send that notice to Carol J. Ward, Vice President and Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. Your letter should contain the name in which your shares are registered, the date of the proxy you want to revoke or change, your new voting instructions, if applicable, and your signature. She must receive your letter before the close of voting at the Annual Meeting on April 24, 2007; or

4.               Attending the Annual Meeting and voting in person (or by personal representative with an appropriate proxy).

11.         WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

You should specify your choice for each matter on the enclosed proxy card. However, if you give no specific instructions, but sign and return the proxy card, your shares will be voted FOR the election of all director nominees, and FOR the proposal to ratify the selection of independent auditors.

12.         WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers, banks, and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank, and/or our transfer agent to consolidate as many accounts as possible under one name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43069, Providence, RI 02940. You can reach Computershare Trust Company at 1-866-655-7238 (from within the United States and Canada) or 1-781-575-3500 (from outside the United States and Canada).

SHARES HELD IN STREET NAME

13.         WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name.

14.         WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, your broker may vote shares held in street name on certain “routine” matters.

NYSE rules consider the election of directors and the ratification of the selection of independent auditors to be routine matters. As a result, your broker is permitted to vote your shares at its discretion without instructions from you. When a proposal is not a routine matter and the beneficial owner of shares has not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. At this time, we do not have any other proposals to be voted on at the Annual Meeting.

15.         WHAT IS HOUSEHOLDING?

If you and other residents at your mailing address own shares of the Company’s common stock in street names, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. In this practice known as “householding,” you were deemed to have consented to the process. Your broker or bank will send one copy of our annual report and proxy statement to your address. Each stockholder will continue to receive a separate proxy card or voting instruction card. Householding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses.

SHARES HELD UNDER PLANS

16.         WHAT DO I DO IF I’M A CURRENT OR FORMER EMPLOYEE AND HAVE MONEY IN THE KRAFT STOCK FUND OF THE KRAFT 401(k) PLAN?

If you have money invested in the Kraft Stock Fund of the Kraft 401(k) Plan (the “Plan”), you do not actually own shares of Kraft stock. The Plan Trustees do. Under the Plan, however, you have pass-through voting rights based on your interest—the amount of money you have invested—in the Kraft Stock Fund. You may exercise pass-through voting rights in almost the same way that stockholders may vote their shares, but you have an earlier deadline. If your voting instructions are received by April 20, 2007, the Plan Trustees will submit a proxy that reflects your instructions.

If you have money invested in the Kraft Stock Fund of the Kraft 401(k) Plan and you do not give voting instructions (or give them late), the Plan Trustees will vote your interest in the Kraft Stock Fund in the same proportion as those plan shares for which instructions have been received.

You may send your instructions to Computershare Trust Company by using the mail (proxy card/voting instruction form), telephone or Internet methods described on the proxy card/voting instruction form. Your voting instructions will be kept confidential under the terms of the Plan. You may not vote in person at the Annual Meeting.

17.         HOW DO I VOTE IF MY SHARES ARE HELD BY COMPUTERSHARE IN MY EMPLOYEE STOCK ACCOUNT?

Employee stock accounts maintained by Computershare Trust Company hold restricted stock that has not yet vested, previously restricted stock that has vested, and shares acquired through an option exercise. If you have these kinds of shares, you should follow the instructions in Question 9 for voting shares held as a record holder. Your proxy card reflects all shares held by Computershare Trust Company in your employee stock account. You may vote your shares through the Internet, by telephone, by mail or in person.

18.         HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card/voting instruction card.

VOTING INFORMATION

19.         WHAT ARE THE VOTING CHOICES WHEN VOTING ON ITEM 1, THE ELECTION OF DIRECTORS?

Stockholders may:

(a)           Vote FOR (in favor) of all nominees;

(b)          WITHHOLD votes from all nominees; or

(c)           WITHHOLD votes from specific nominees.

20.         WHAT VOTE IS NEEDED TO ELECT THE DIRECTORS?

Directors will be elected by a plurality of the FOR votes cast, which means that the nine director nominees with the most votes will be elected. As a result, if you WITHHOLD authority to vote for a nominee, your vote will not be counted in determining the outcome of the election of directors.

21.         WHAT ARE THE VOTING CHOICES WHEN VOTING ON ITEM 2, THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS?

Stockholders may:

(a)           Vote FOR the ratification;

(b)          Vote AGAINST the ratification; or

(c)           ABSTAIN from voting on the ratification.

22.         WHAT VOTE IS NEEDED TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS?

The selection of the independent auditors will be ratified if the votes cast FOR exceed the votes cast AGAINST. In most cases abstentions are not included in vote totals, so usually it does not affect the outcome of the vote. The ratification of the selection of the independent auditors is an exception: if you ABSTAIN, your shares will be counted as present at the Annual Meeting for purposes of determining the presence or absence of the quorum and your abstention will have the same effect as AGAINST votes on the ratification of appointment of PricewaterhouseCoopers LLP as independent auditors.

23.         HOW WILL VOTING ON OTHER BUSINESS BE CONDUCTED?

If any other matters are properly presented for a vote, the people named as proxies will vote in accordance with the recommendations of the Board of Directors.

ANNUAL MEETING MECHANICS

24.         HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order to conduct the Annual Meeting, a majority of our outstanding shares of common stock as of February 28, 2007, must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

25.         HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

   To obtain admission to the Annual Meeting, you must be included in the attendees list. Because seating is limited, you may bring only one guest. In addition, all meeting attendees must present government-issued photographic identification at the Annual Meeting. Please submit your request to be included in the attendees list by April 17, 2007 by sending an e-mail to corporate.secretary@kraft.com, by faxing your request to the Corporate Secretary at 847-646-2950, or by sending a letter to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. Please include the following information:

(a)           Your name, e-mail and mailing address;

(b)          Whether you need special assistance at the Annual Meeting;

(c)           The name of your guest, if any; and

(d)          If your shares are not registered in your name, evidence of your stock ownership as of February 28, 2007 MUST be attached to your e-mail, fax or letter. You can obtain this evidence from your bank, broker or Computershare Trust Company.

26.         HOW DO I GET TO THE ANNUAL MEETING SITE?

   A map and directions are provided on the back of this Proxy Statement.

27.         MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn. In addition, the Chairman will answer stockholders’ questions of more general interest at the Stockholder Forum immediately following the adjournment of the Annual Meeting.

28.         DOES THE ANNOUNCEMENT THAT ALTRIA GROUP, INC. WILL SPIN-OFF ALL OF IT KRAFT FOODS INC. SHARES IMPACT THE ANNUAL MEETING OF STOCKHOLDERS?

It should not. Unless for unforeseeable circumstances, the business of the Annual Meeting should be carried on as usual. As described in Question 7, on the record date Altria Group owned 276,449,240 of Kraft Foods Inc. Class A Common Stock and 1,180,000,000 shares of Class B Common Stock. Altria Group is entitled to vote its shares as of the record date.

29.         ARE MY VOTES CONFIDENTIAL?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote.

30.         WHO COUNTS THE VOTES?

We retain an independent tabulator to receive and tabulate the proxies and an independent inspector of election to certify the results. Computershare Trust Company, N.A. has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding and voting power of each, the shares represented at the Annual Meeting, the existence of a quorum, the validity of proxies and ballots, and will count all votes and ballots.

31.         HOW DO I FIND OUT THE ANNUAL MEETING VOTING RESULTS?

Preliminary voting results will be announced at the Annual Meeting and also via a press release issued immediately after the Annual Meeting. The final voting results will be published in the Company’s second quarter 2006 quarterly report on Form 10-Q and will also be available on www.kraft.com (the Company’s website) by early July or August 2007.

CORPORATE GOVERNANCE

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has the responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

Governance Principles, Code of Ethics and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines. The Guidelines are attached as Exhibit A to this Proxy Statement. In addition, the Company has adopted the Kraft Foods Code of Conduct for compliance and integrity, a code of ethics as defined in Item 406 of Regulation S-K. The code applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. In addition, the Company has adopted a separate Code of Business Conduct and Ethics that applies to the directors. The Director’s Code is also a code of ethics as defined in Item 406 of Regulation S-K. All of these materials are available on the Company’s website, www.kraft.com, and will be provided free of charge to any stockholder requesting a copy by writing to the Company’s Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. The information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Director Independence

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Ajay Banga, Jan Bennink, Mark D. Ketchum, Richard A. Lerner, M.D., John C. Pope, Mary L. Schapiro, and Deborah C. Wright. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines. Each of the above-named nominees qualifies as independent under these categorical standards.

In addition, with respect to Mr. Banga’s independence, the Board also considered that he is Chairman and CEO, Global Consumer Group, International of Citigroup Inc., a corporation from which the Company purchases banking services in the ordinary course of business, and also that his brother is an executive officer at Unilever, a corporation that pays royalties to the Company and from which the Company buys ingredients, all in the ordinary course of business. With respect to Mr. Pope’s independence, the Board also considered that he serves on the board of directors of  Con-Way, Inc., a corporation from which the Company purchases transportation services in the ordinary course of business, and the board of directors of Waste Management, Inc., a corporation from which the Company purchases waste disposal services in the ordinary course of business. With respect to Ms. Schapiro’s independence, the Board considered that she serves on the board of directors of Duke Energy Corporation, a corporation from which the Company purchases energy in the ordinary course of business. With respect to Ms. Wright’s independence, the Board considered that she serves on the board of directors of Time Warner Inc., a corporation from which the Company purchases media through its advertising agencies in the ordinary course of business. Because no relevant transactions occurred, the Board did not consider any such transactions in making its determination of Messrs. Bennink, Ketchum, and Lerner’s independence. The Board concluded that Mr. Banga, Mr. Bennink, Mr. Ketchum, Mr. Lerner, Mr. Pope, Ms. Schapiro, and Ms. Wright are independent within the meaning of independence under the listing standards of the NYSE.

There were no other related party transactions, relationships or arrangements involving the Company’s independent directors. In addition, there are no family relationships between any nominees for director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Committees of the Board

The Board has established three Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board designates the members of these Committees and the Committee chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Governance Committee. The chair of each Committee, with input from management and the other members of that Committee, develops the agenda for that Committee and determines the frequency and length of Committee meetings. The members of the Committees are identified in the table below:

Name	Audit	Compensation	Nominating and Governance
Ajay Banga	—	X	X
Jan Bennink	—	X	X
Louis C. Camilleri*	—	—	—
Richard A. Lerner, M.D.	X	—	X
John C. Pope	Chair	X	—
Irene B. Rosenfeld	—	—	—
Mary L. Schapiro	X	—	Chair
Deborah C. Wright	X	Chair	—

*Mr. Camilleri is Chairman of the Board.

The Board has adopted written charters for each of these Committees. Each charter is attached as an exhibit to this Proxy Statement and is also available on the Company’s website at www.kraft.com. All of these charters will be provided free of charge to any stockholder requesting a copy by writing to the Company’s Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield Illinois, 60093.

Audit Committee.   The Audit Committee consists entirely of non-management directors. The Board has determined that all Audit Committee members are independent within the meaning of independence under the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Its responsibilities, which include the approval of material transactions with Altria Group, are set forth in the Audit Committee Charter. The Audit Committee’s report appears on page 17 this Proxy Statement. The Audit Committee met thirteen times in 2006.

All members of the Audit Committee are financially literate and Mr. Pope is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. Because Mr. Pope serves on the audit committees of more than three public companies, pursuant to the listing standards of the NYSE, and after reviewing meeting attendance records and other matters it deemed relevant, the Board has determined that such simultaneous service on such audit committees does not impair Mr. Pope’s ability to serve effectively on the Company’s Audit Committee. No member of the Audit Committee received any payments in 2006 from the Company or its subsidiaries other than compensation received as a director of the Company.

Compensation Committee.   The Compensation Committee consists entirely of non-management directors. The Board has determined that all the Compensation Committee members are independent within the meaning of independence under the listing standards of the NYSE. Its responsibilities are set forth in the Compensation Committee Charter, which was recently amended as a result of the Compensation Committee’s annual review of its charter. The Compensation Committee’s report appears on pages 21 of this Proxy Statement. The Compensation Committee met eleven times in 2006.

Nominating and Governance Committee.   The Nominating and Governance Committee consists entirely of non-management directors. The Board has determined that all Nominating and Governance Committee members are independent within the meaning of independence under the listing standards of the NYSE. Its responsibilities are set forth in the Nominating and Governance Committee Charter, which was recently amended as a result of the Nominating and Governance Committee’s annual review of its charter. The Nominating and Governance Committee met five times in 2006.

Meeting Attendance

The Board typically holds seven regular meetings and special meetings when necessary. The Board’s organizational meeting follows immediately after each Annual Meeting of Stockholders. At one of its regular meetings, the Board devotes several days to reviewing the Company’s strategic plan. The Board held 10 meetings in 2006 and acted by unanimous consent once. The Company expects directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the Committees on which the directors serve, with the understanding that occasionally a director may be unable to attend a meeting. All nominees for director who were serving as directors at the time of the 2006 Annual Meeting of Stockholders attended that meeting, except for Mr. Jan Bennink because of a business schedule conflict. All nominees for director who served as directors in 2006 attended at least 80% of the aggregate number of meetings of the Board and all Committees of the Board on which they served. Mr. Camilleri, Mr. Devitre, Mr. Lerner, Mr. Pope, Ms. Rosenfeld, and Ms. Schapiro attended 100% of the of meetings of the Board and Committees of the Board on which they served.

Executive Sessions of the Board

Non-management directors meet in regularly scheduled sessions following each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. In lieu of a regularly presiding director, the Chairman of the Board presides over the executive sessions of the non-management directors and the Chairman of the Audit Committee presides over the executive sessions of the independent directors.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093 or to Kraft-Board@kraft.com. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. The Corporate Secretary forwards all communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees to the non-management directors and communications that relate to matters that are within the responsibility of one of the Board Committees to the chair of the appropriate Committee. The Corporate Secretary forwards communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, to the appropriate employee. The Corporate Secretary does not forward solicitations, junk mail and obviously frivolous or inappropriate communications but makes these communications available to any non-management director who wishes to review them.

NOMINATING AND GOVERNANCE COMMITTEE MATTERS

Process for Nominating Directors

The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director, other than the nominees designated by Altria Group (see “Director Nominations Controlled by Altria Group”), and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the individual meets requirements for independence, the individual’s understanding of the Company’s global businesses and markets, the individual’s professional expertise and educational background and other factors that promote diversity of views and experience. The Nominating and Governance Committee also evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board. The Nominating and Governance Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating and Governance Committee may identify certain skills or attributes (e.g. financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from the Board, stockholders, management and others. A stockholder wishing to suggest one or more candidates to the Nominating and Governance Committee for consideration as a director must submit a written notice to the Company’s Corporate Secretary. The Nominating and Governance Committee will consider any nominee properly presented by a stockholder, then make a recommendation to the Board. After full consideration by the Board, the Company will notify the stockholder presenting the nomination of the Board’s conclusion. From time to time, the Nominating and Governance Committee also retains search firms to assist it in identifying and evaluating potential candidates for directors who best match Kraft’s Board membership criteria and would be best able to carry out the responsibilities of the Company’s Directors. The Committee has retained MWM Consulting and Heidrick & Struggles for this purpose. Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Nominating and Governance Committee. The Nominating and Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this Proxy Statement under the caption “2008 Annual Meeting.”

In line with the procedures described above, Mr. Banga’s nomination to the Board was recommended by Mr. Dinyar Devitre, a Board member at that time. Mr. Ketchum was identified as a prospective director by Heidrick & Struggles.

Director Nominations Controlled by Altria Group

Under the terms of a corporate agreement entered into between the Company and Altria Group, so long as Altria Group owns shares representing 50% or more of the voting power of the Company’s outstanding common stock, Altria Group has the right to designate for nomination three members of the Board, including the Chairman of the Board. Altria Group also has the right to fill any vacancy resulting from an Altria Group designee’s ceasing to serve on the Board. Altria Group’s designees in 2006 were Mr. Camilleri, Mr. Dinyar S. Devitre, and Mr. Charles R. Wall.

On January 31, 2007, Altria Group’s Board of Directors approved a tax-free distribution to its stockholders of all of its interest in the Company (the “Distribution”). Following the Distribution, Altria Group will no longer own shares representing 50% or more of the voting power of the Company’s outstanding common stock and therefore will no longer be able to direct the election of all members of the Board. In connection with the Distribution, Mr. Wall and Mr. Devitre will either resign on the date of the Distribution or not stand for re-election at the Company’s 2007 Annual Meeting of Stockholders, whichever is earlier. As a result, Mr. Wall and Mr. Devitre will not be standing for re-election at the Annual Meeting. The Board requested and Mr. Camilleri agreed to continue serving on the Company’s Board after the Distribution and to be renominated for election at the 2007 Annual Meeting. On the date of the Distribution, Mr. Camilleri will resign the Chairmanship.

ELECTION OF DIRECTORS

The Nominees

It is proposed that nine directors be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been elected. The Nominating and Governance Committee has recommended to the Board, and the Board has approved, the persons named, and, unless otherwise marked, proxies will be voted for such persons. All of the nominees currently serve as a director, except for Mr. Ketchum. Stockholders elected all of the directors, except for Mr. Banga, Mr. Ketchum and Ms. Rosenfeld, at the 2006 Annual Meeting.

As discussed above in the section “Corporate Governance—Director Independence”, the Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Ajay Banga, Jan Bennink, Mark D. Ketchum, Richard A. Lerner, M.D., John C. Pope, Mary L. Schapiro, and Deborah C. Wright. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines included as Exhibit A to this Proxy Statement. Each of the above-named nominees qualifies as independent under these standards.

Although the Company does not anticipate that any of the persons named below will be unable or unwilling to stand for election, proxies, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, instead of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

The Board will continue to recruit prospects during the time between the filing of this Proxy Statement and the Annual Meeting of Stockholders, but does not expect to add any new directors during that interval.

As explained in the section “Director Nominations Controlled by Altria Group” above, Mr. Wall and Mr. Devitre will not stand for re-election. The Company acknowledges with gratitude their service on the Board.

Ajay Banga Chairman and Chief Executive Officer, Global Consumer Group, International of Citigroup Inc. Director since January 2007 Age: 47

Mr. Banga has been the Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group International businesses, a global financial services company, since August 2005. Mr. Banga previously served as an Executive Vice President of Citigroup’s Global Consumer Group and President of Citigroup’s Retail Banking North America. Since joining Citigroup in 1996, Mr. Banga also has worked as business head for CitiFinancial and the U.S. Consumer Assets Division, and as division executive for the consumer bank in Central/Eastern Europe, Middle East, Africa and India. Mr. Banga is a member of the Financial Services Roundtable, and vice-chairman of the board of trustees of the New York Hall of Science and a trustee of the National Urban League. Mr. Banga is a member of the Compensation Committee and the Nominating and Governance Committee.

Jan Bennink Chief Executive Officer and Chairman of the Executive Board, Royal Numico N.V. Director since December 2004 Age: 50

Mr. Bennink has been CEO and Chairman of the Executive Board of Royal Numico N.V., a market leader in infant and clinical nutrition, since 2002. Prior to that time, he served as Senior Vice President of Dairy for Group Danone from 1997 until 2002. Mr. Bennink is also a member of the Advisory Council of ABN Amro Holding N.V. Mr. Bennink is a member of the Compensation Committee and the Nominating and Governance Committee.

Louis C. Camilleri Chairman and Chief Executive Officer, Altria Group, Inc. Director since March 2001 Age: 52

Mr. Camilleri has been Chairman of the Board of Directors of Altria Group since September 2002 and Chief Executive Officer of Altria Group since April 2002, having previously served as Senior Vice President and Chief Financial Officer of Altria Group since November 1996. Mr. Camilleri has been employed continuously by Altria Group and its subsidiaries since 1978. Mr. Camilleri has served as Chairman of the Company’s Board since August 2002.

Mark D. Ketchum President and Chief Executive Officer, Newell Rubbermaid, Inc. Nominee Age: 57

Mr. Ketchum has been President & Chief Executive Officer of Newell Rubbermaid Inc., a market leader in storage and organization solutions, since February 13, 2006. Prior thereto, he served as interim President and Chief Executive Officer of Newell Rubbermaid Inc from October 16, 2005 to February 13, 2006. From 1999 to 2004, Mr. Ketchum was President, Global Baby and Family Care of The Procter & Gamble Company. Mr. Ketchum joined Procter & Gamble in 1971, and thereafter served in a variety of roles, including Vice President and General Manager-Tissue/Towel from 1990 to 1996 and President-North American Paper Sector from 1996 to 1999. Mr. Ketchum is also a director of Hillenbrand Industries, Inc. (HB), a provider of goods and services for the healthcare and funeral services industries.

Richard A. Lerner, M.D. President, The Scripps Research Institute Director since January 2005 Age: 68

Dr. Lerner has been President of The Scripps Research Institute, a private, non profit biomedical research organization, since 1986. Dr. Lerner is a member of numerous scientific associations, including the National Academy of Science and the Royal Swedish Academy of Sciences. He is also on the Board of Directors for Xencor and Intra-Collular Therapies, two privately held biotechnology companies, and serves on the Scientific Advisory Boards of Dyadic, a biotechnology company. Dr. Lerner is a member of the Audit Committee and the Nominating and Governance Committee.

John C. Pope Chairman, PFI Group, LLC Director since July 2001 Age: 57

Mr. Pope is Chairman of PFI Group, LLC, a financial management firm that invests primarily in venture capital and private equity opportunities. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components. Prior to joining MotivePower Industries, Inc., Mr. Pope served in various capacities with United Airlines and its parent, UAL Corporation, including as a Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer, and Executive Vice President, Marketing and Finance. Prior to that time, he served as Senior Vice President of Finance, Chief Financial Officer and Treasurer for American Airlines and its parent, AMR Corporation. He also serves on the boards of Con-way, Inc. (CNW), Dollar Thrifty Automotive Group (DTG), Federal-Mogul Corporation (FMO), R.R. Donnelley and Sons Co. (RRD), and Waste Management, Inc. (WMI) where he is also Chairman of the Board. He also sits on the board of the John G. Shedd Aquarium in Chicago, for which he is also Chairman of the Finance and Investment Committees. Mr. Pope is chair of the Audit Committee and a member of the Compensation Committee.

Irene B. Rosenfeld Chief Executive Officer, Kraft Foods Inc. Director since June 2006 Age: 53

Ms. Rosenfeld was appointed CEO of the Company in June 2006. Prior to that, she had been Chairman and Chief Executive Officer of Frito-Lay, a division of PepsiCo. Previously, she had been President, Kraft Foods North America, in 2003. Prior to that time, she had been Group Vice President, Kraft Foods North America, and President, Operations, Technology, Information Systems, Kraft Foods Canada, Mexico & Puerto Rico, and Group Vice President, Kraft Foods, and President, Operations, Technology & Kraft Canada, since 2000. Ms. Rosenfeld had been employed continuously by the Company and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1981, including service as Executive Vice President of the Company’s Beverages Division, Executive Vice President and General Manager of its Desserts Division, Executive Vice President and General Manager of its Desserts & Snacks Division, and President, Kraft Canada. Ms. Rosenfeld is also a member of the Cornell University Board of Trustees, and the Board of Directors of the YWCA Academy of Women Achievers. She is currently a member of the Board of Directors of AutoNation Inc. (AN), but is not standing for re-election at their upcoming annual meeting of stockholders, which is expected to be held in May 2007.

Mary L. Schapiro Chairman and CEO, NASD, Inc. Director since July 2001 Age: 51

Ms. Schapiro assumed her current position as Chairman and CEO with NASD, Inc., the world’s largest private sector regulator of securities markets, in 2006, having previously held the position of Vice Chairman of NASD and President of the Regulatory Policy and Oversight Division since 2001, and President of NASD Regulation, Inc. since 1996. Prior to joining NASD, she was chair of the Commodity Futures Trading Commission and a Commissioner of the Securities and Exchange Commission. Ms. Schapiro also serves on the Board of Directors of Duke Energy Corporation (DUK). She is a member of the Board of Trustees of Franklin and Marshall College. Ms. Schapiro is chair of the Nominating and Governance Committee and a member of the Audit Committee.

Deborah C. Wright Chairman, President and Chief Executive Officer, Carver Bancorp, Inc. Director since July 2001 Age: 49

Ms. Wright was named President and Chief Executive Officer of Carver Bancorp, Inc., the holding company for Carver Federal Savings Bank, a federally chartered savings bank and the nation’s largest African- and Caribbean-American operated bank, in 1999. She was elected Chairman in 2005. Previously, she served as President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation from 1996 to 1999. Ms. Wright is a member of the Board of Overseers of Harvard University and the Board of Managers of Memorial Sloan-Kettering Cancer Center. She also serves on the boards of Time Warner Inc. (TWX), The Partnership for New York City, and the Children’s Defense Fund. Ms. Wright is chair of the Compensation Committee and is a member of the Audit Committee.

The Board recommends a vote FOR the election of each of the nominees. Proxies received by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Compensation of Directors

Directors who are full-time employees of the Company or Altria Group receive no additional compensation for services as a director. Therefore, Messrs. Camilleri, Devitre and Wall, and Ms. Rosenfeld receive no additional compensation for their position as a director of the Company. With respect to all other directors (“non-employee directors”), the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

On February 26, 2006 the Board approved several changes to Non-Employee Director compensation, effective March 1, 2006. The annual retainer increased from $35,000 to $40,000 and the annual retainer to Committee Chairs increased from $5,000 to $10,000. Board and Committee fees were left unchanged at $2,000 each meeting attended. Non-employee directors are also reimbursed for actual expenses in connection with attendance at Board and Committee meetings.

In 2006, pursuant to the 2006 Stock Compensation Plan for Non-Employee Directors, each non-employee director received a restricted stock (or deferred stock) award scheduled to vest one year from the date of grant and equal to that number of shares of Class A Common Stock having an aggregate fair market value of $115,000 on the date of grant. Accordingly, Mr. Pope, Ms. Schapiro, Ms. Wright, and Dr. Lerner each received 3,689 restricted shares of Class A Common Stock with a fair market value of $31.18 per share. Also, Mr. Bennink received an award of 3,689 deferred shares with a fair market value of $31.18 per share.

The following table presents the compensation paid by the Company to the non-employee directors for fiscal year 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
Bennink, Jan	$88,931	$110,018	$0	$120	$199,069
Camilleri, Louis	0	0	0	0	0
Devitre, Dinyar	0	0	0	0	0
Farrell, James(2)	41,000	33,336	0	40	74,376
Lerner, Richard(3,4)	100,931	110,018	0	120	211,069
Pope, John(5)	118,861	110,018	0	120	228,999
Schapiro, Mary(3)	106,861	110,018	0	120	216,999
Wall, Charles	0	0	0	0	0
Wright, Deborah	109,216	110,018	0	120	219,354

(1)            Includes life insurance premiums paid on behalf of the directors.

(2)            Mr. Farrell did not stand for reelection at the April 26, 2006 Annual Stockholders Meeting.

(3)            All meeting and retainer fees were deferred over the course of the year.

(4)            The 2005 stock grant (3,211 shares) and 2006 stock grant (3,689 shares) have been deferred.

(5)            Includes deferred retainer fees of $37,931 that otherwise would have been paid in 2006.

A non-employee director may elect to defer the award of restricted shares of Class A Common Stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are credited to an unfunded account and may be “invested” in nine “investment choices,” including a Kraft Foods Class A Common Stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Company’s 401(k) plan and determine the amounts credited for bookkeeping purposes to a director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors also are covered by group life insurance, and business travel and accident insurance that the Company maintains for their benefit when they travel on Company business.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2006

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting processes and systems of internal control over financial reporting, the independence and performance of the independent auditors, and the performance of the internal auditors.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented that they have assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 and have determined that, as of that date, the Company maintained effective internal control over financial reporting. The Audit Committee has reviewed and discussed with management and the independent auditors this assessment of internal control over financial reporting. The Audit Committee has also discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has reviewed and approved the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and with the independent auditors, separately, with and without management present, to discuss the Company’s financial reporting processes and internal accounting controls. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, and without other independent verification, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee:

John C. Pope, Chair
Richard A. Lerner, M.D.
Mary L. Schapiro
Deborah C. Wright

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization by management within the pre-approved category spending limits. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

All fiscal year 2006 audit and non-audit services provided by the independent auditors were pre-approved.

Independent Auditors’ Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers for 2005 and 2006 were as follows:

	2006	2005
Audit Fees	$14,700,000	$14,000,000
Audit-Related Fees	2,300,000	1,000,000
Tax Fees	1,500,000	1,600,000
All Other Fees	0	0
Total	$18,500,000	$16,600,000

•       Audit Fees include (i) the integrated audit of the Company’s consolidated financial statements, including statutory audits of the financial statements of the Company’s affiliates, and of its internal control over financial reporting, and (ii) the reviews of the Company’s unaudited condensed consolidated interim financial statements (quarterly financial statements).

•       Audit-Related Fees include professional services in connection with due diligence related to divestitures and an acquisition, employee benefit plan audits, and procedures relating to various other audit and special reports.

•       Tax Fees include professional services in connection with tax compliance and advice and preparation of employee expatriate tax returns. Effective in late 2004, the Company appointed a new service provider for the preparation of expatriate tax returns. Other than transitional work, the Company no longer uses PricewaterhouseCoopers for the preparation of expatriate tax returns.

•       All fees above include out-of-pocket expenses.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers was the independent registered public accountants (independent auditor) for the Company for the 2006, 2005, 2004, 2003, 2002 and 2001 fiscal years.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s Amended and Restated By-Laws or otherwise. The Company is submitting the selection of PricewaterhouseCoopers to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers.

COMPENSATION COMMITTEE MATTERS

Scope of Authority

The Compensation Committee’s responsibilities, which are discussed in detail in its charter (Exhibit C), include, among other duties, the responsibility to:

•       establish the Company’s executive compensation philosophy;

•       assess the appropriateness and competitiveness of the Company’s executive compensation programs, including among other elements, severance programs and executive retirement income design;

•       review and approve goals and objectives of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives and, based upon its evaluation, determine both the elements and amounts of the Chief Executive Officer’s compensation, as well as perquisites;

•       review Management’s recommendations for, and approve the compensation of, the Chief Executive Officer’s executive direct reports;

•       determine annual incentive compensation, equity awards and other long-term incentive awards granted under the Company’s equity and long-term incentive plans to eligible participants;

•       oversee the management development and succession planning process (including succession planning for emergencies) for the Chief Executive Officer and the Chief Executive Officer’s executive direct reports and, as appropriate, evaluate potential candidates;

•       periodically assess the appropriateness of and advise the Board regarding the compensation of independent Directors for service on the Board and its Committees; and

•       review and discuss with management the Company’s Compensation Discussion and Analysis; produce and approve the Committee’s annual report for inclusion in the Company’s annual proxy statement.

Any of the Compensation Committee’s responsibilities designated in the Compensation Committee’s charter may be delegated by the Compensation Committee to its Chair or another member of the Compensation Committee, unless prohibited by law, regulation or any NYSE listing standard.

Processes and Procedures.

The Compensation Committee’s primary processes for establishing and overseeing executive compensation can also be found in the Compensation Discussion and Analysis. Additional processes and procedures include:

•       Meetings. The Compensation Committee meets several times each year (11 times in 2006). The Chair of the Compensation Committee, with input from management and the other members of the Compensation Committee, develops the agenda and determines the frequency and length of Committee meetings.

•       Role of Independent Consultant. The Compensation Committee has retained Hewitt Associates as its independent compensation consultant to assist the Compensation Committee in evaluating executive compensation programs and in recommending the amount and form of executive and director compensation. The use of an independent consultant provides additional assurance that the Company’s executive compensation programs are reasonable and consistent with Company objectives. The independent consultant is engaged directly by the Compensation Committee. The independent consultant regularly participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. In addition, with respect to the chief executive officer, the consultant prepares the specific compensation recommendations for the Compensation Committee’s consideration; the CEO does not participate in the development of the recommendations and has no knowledge of the recommendations when they are presented to the Compensation Committee. The independent consultant will play a similar role in recommending the amount or form of director compensation.

•       Role of Executive Officers and Management. Each year, the Chief Executive Officer presents to the Compensation Committee her compensation recommendations for each of the named executive officers (excluding the Chief Executive Officer), her remaining direct reports and other executive officers. The Compensation Committee reviews and discusses these recommendations with the Chief Executive Officer and has full discretion over all recommended compensation actions. Executive officers do not play a role in determining or recommending the amount or form of director compensation.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members:

•       has ever been an officer or employee of the Company;

•       is or was a participant in a “related person” transaction in 2006 (see page 63 for a description of our policy on related person transactions); or

•       is an executive officer of another entity, at which one of our executive officers serves on the board of directors of such entity.

Compensation Committee Report for the Year Ended December 31, 2006

The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Company’s 2007 Annual Meeting of Stockholders and incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, each of which will be filed with the Securities and Exchange Commission.

Compensation Committee:

Deborah C. Wright, Chair
Ajay Banga
Jan Bennink
John C. Pope

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Discussion and Analysis

The purpose of the Compensation Discussion and Analysis is to provide our stockholders with:

•       material information about the objectives of the Company’s executive compensation program and policies;

•       context and perspective to the tabular and narrative disclosures which follow; and

•       a description of the Company’s compensation program design and an explanation of how executive compensation decisions reflect both the Company’s performance and stated compensation objectives for the Company’s named executive officers.

Objectives of the Company’s Compensation Program

The four primary goals of the Company’s compensation program are to:

1.               attract, retain, and motivate talented employees and develop world-class leaders;

2.               support business strategies that promote growth, societal alignment and integrity of conduct within the Company and appropriately balance short and long-term objectives;

3.               align pay and performance by placing a significant portion of an executive officer’s compensation at risk and subject to the achievement of financial goals and other critical strategic and individual objectives; and

4.               align the interests of executives and stockholders through stock ownership guidelines, equity-based incentive awards and long-term cash incentive awards that link executive compensation to sustained and superior stockholder return.

Design of the Compensation Program

The Company uses each element of compensation to satisfy one or more of its stated compensation objectives.  To ensure appropriate linkage to these objectives, the Company periodically reviews the goals and levels of each element of compensation. The executive compensation program is designed to achieve the Company’s objectives by:

•       Benchmarking. Through an annual review of target and actual data of our peers, the Company benchmarks its compensation levels and pay mix with a peer group of companies referred to as the “Compensation Survey Group.”  The Company uses this comparison to ensure that compensation and benefits levels as a whole are competitive with the Compensation Survey Group (please see page 23 for a further discussion on the Compensation Survey Group). In addition, the Company compares its financial performance against a separate performance peer group. The Company uses this comparison to ensure that its incentive programs are in support of delivering both superior financial results relative to industry peers and superior stockholder returns to investors (see the Performance Graph in the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2006).

•       Providing Fixed and Variable Compensation. The Company provides a mix of fixed and variable compensation designed to attract, retain, and motivate top-performing executives as well as appropriately link compensation levels with the achievement of relevant financial and strategic goals (please see page 24 for specific pay mix information);

•       Providing Equity and Cash Incentives. The Company provides a mix between equity and cash incentives to focus executives on delivering on performance measures that drive long-term sustainable stockholder returns (please see page 24 for specific pay mix information);

•       Assessing Individual Performance. Actual awards are differentiated between participants based upon individual performance and their potential for advancement within the Company, while ensuring fairness and discipline in our performance ratings (please see page 25 for a further discussion); and

•       Requiring Stock Ownership. Stock ownership by executives is required to further align interests of executives with the interests of our stockholders (please see page 25 for a further discussion).

2006 Compensation Survey Group

Composition of the 2006 Compensation Survey Group

The Company performs an annual comparison of its compensation levels with that of similar positions at companies comprising the Compensation Survey Group. This annual review is designed to ensure that the Company’s compensation programs and target compensation levels are in line with market practice. This ensures the Company’s ability to attract and retain the level of talent it needs to drive sustainable top-tier stockholder returns. In determining appropriate compensation levels for the named executive officers, including Ms. Rosenfeld, the Committee reviews compensation levels delivered by companies comprising the Compensation Survey Group for comparable positions.

To ensure that the most appropriate companies are selected for the Compensation Survey Group, the Committee considers companies which meet the following criteria:

•       are of similar revenue size;

•       have a global focus;

•       are recognized for their industry leadership and brand recognition;

•       have executive positions similar in breadth, complexity and scope of responsibility; and

•       compete with the Company for executive talent.

Based on the above criteria, the companies comprising the 2006 Compensation Survey Group were as follows: Anheuser-Busch Companies, Inc., Campbell Soup Company, The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Johnson & Johnson, Kellogg Company, Kimberly-Clark Corporation, PepsiCo, Inc., The Procter & Gamble Company, and Sara Lee Corporation.

Competitive positioning in 2006

The Company’s compensation practices and pay levels relative to those companies within the 2006 Compensation Survey Group are described below. The median revenue size of the 2006 Compensation Survey Group at $11.6 billion is approximately one-third the size of the Company. Due to the Company’s revenue size relative to the median of the 2006 Compensation Survey Group, the Committee determined that based on the companies included in the 2006 Compensation Survey Group, it was appropriate to design programs and set target level compensation that delivered total compensation for executives between the 50th and the 75th percentiles of the 2006 Compensation Survey Group, upon attainment of targeted financial and strategic goals. Actual total compensation can exceed the 75th percentile when business objectives and individual performance significantly exceed targeted goals, and upon achievement of superior performance relative to the 2006 Compensation Survey Group. This positioning ensures that executives are paid competitively when considering the relative size and complexity of the companies that comprise the 2006 Compensation Survey Group.

Competitive Review Completed in November 2006

Composition of the 2007 Compensation Survey Group

During 2006, in consultation with Hewitt Associates in their role as the Committee’s independent consultant, the Committee reviewed the companies included in the 2006 Compensation Survey Group. After careful review, the Committee determined that the following companies meet the stated criteria and will comprise the 2007 Compensation Survey Group for purposes of 2007 compensation comparisons and analysis: Abbott Laboratories, Anheuser-Busch Companies, Inc., Bristol-Myers Squibb, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., Eli Lilly and Company, General Mills, Inc., Johnson & Johnson, Kellogg Company, Kimberly-Clark Corporation, McDonald’s Corporation, Merck & Co., Inc., Nestle, PepsiCo, Inc., Pfizer Inc., The Procter & Gamble Company, Sara Lee Corporation, Unilever, The Walt Disney Company, and Wyeth. The companies comprising the 2007 Compensation Survey Group provide a better representative group of companies based on size, complexity and their reflection as a globally diverse set of consumer products companies known for their industry leadership. The median revenue size of the new Compensation Survey Group is $20.5 billion compared to the former group at $11.6 billion, based on the most recent available data. Based on revenue size, the 2007 Compensation Survey Group provides a better comparison based on the Company’s revenue of $34.4 billion in 2006.

Competitive positioning in 2007

The Committee approved a change in the Company’s compensation philosophy to target compensation at the median of the 2007 Compensation Survey Group. The Company’s compensation programs are positioned to deliver pay above the median of the 2007 Compensation Survey Group when both superior business and individual performance is achieved.

Pay Mix in 2006

The Company uses each of its elements of compensation to satisfy one or more of its stated compensation objectives.  To ensure appropriate linkage to these objectives, the Company periodically reviews its pay mix of these elements. In determining the appropriate mix, the Company considered the practices and levels of its peers in the 2006 Compensation Survey Group to help ensure the Company’s continued ability to attract and retain its executives. The Company places a significant portion of compensation “at-risk.”  The rationale for this is to ensure that an executive’s compensation is linked to financial and individual performance goals that drive sustainable growth in total stockholder return. Also, the Company bases a significant amount of its variable compensation on the achievement of long-term results (as represented by the restricted stock and cash-based long-term incentive compensation elements). This is to focus executives on managing the business in a manner that will generate long-term sustainable growth in total stockholder return.

The Company has no specific pre-established policies or targets for the allocation between either cash and non-cash or short-term and long-term compensation. However, by design, and as shown in the chart below, a significant portion of compensation is variable or “performance-based” with a majority skewed to long-term compensation. This is to ensure that compensation delivered to the named executive officers is aligned with the interests of stockholders and drives sustained superior stockholder return. The Committee also reviews competitive information provided by Hewitt Associates to compare the Company’s pay mix to the Compensation Survey Group to ensure that significant differences do not exist that would negatively impact the Company’s ability to attract and retain world-class executives.

The chart below provides a comparison of the Company’s total compensation and benefits mix, on average, for the named executive officers, based on target awards in 2006 against the median of the 2006 Compensation Survey Group.

Design Mix of Compensation and Elements
Compensation and Benefits Element	Design (Target)	2006 Compensation Survey Group(1)
Fixed Elements
Base Salary	14%	16%
Benefits	4%	7%
Perquisites	1%	1%
Variable Elements
Annual Cash Incentive	15%	20%
Equity Awards	50%	54%
Cash Long-Term Incentive	16%	2%
Total	100%	100%

(1)            Reflects the median of the Compensation Survey Group based on information provided by Hewitt Associates.

Assessing Individual Performance

Each year, the Chief Executive Officer presents to the Committee her compensation recommendations for each of the named executive officers (excluding the Chief Executive Officer), her remaining direct reports and other officers. The Committee reviews and discusses these recommendations with the Chief Executive Officer, taking into account the various factors noted below, and has full discretion over all recommended compensation actions. Specifically, in assessing individual performance in the context of making executive compensation decisions, the Committee considers the following:

•       an executive’s contributions to the Company’s overall performance;

•       a qualitative review of individual performance relative to pre-established goals discussed at the beginning of the performance cycle;

•       an executive’s leadership capabilities; and

•       the executive’s potential for future advancement or ability to assume roles of greater responsibility.

Stock Ownership Guidelines

Stock ownership guidelines were introduced in 2003 to further align the interests of approximately 180 executives, including the named executive officers, with those of the Company’s stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position in the Company by a specified deadline. An executive’s multiple can be satisfied by meeting the lesser of the specified number of shares or dollar value. Guidelines are determined using either (i) the base salary rate at the time an individual becomes an executive, or (ii) the base salary rate as of the date an executive is promoted to a higher level in the organization. The guidelines range from two to twelve times base salary. For the named executive officers, the guidelines, as a multiple of base salary, are as follows:

Ms. Rosenfeld	Mr. Dollive	Mr. Roberts	Mr. Searer	Mr. Vogelsang
12 times	4 times	5 times	5 times	5 times

Executives are expected to attain their ownership levels within five years of becoming an executive or within three years of being promoted to a higher level within the executive ranks. The Company monitors stock ownership levels to ensure that executives are on track to meet or exceed their stock ownership levels within the specified timeframe. Stock ownership is defined as direct ownership of Company common stock, including sole ownership, dividend reinvestment plan shares, restricted shares, and accounts over which the executive has direct or indirect ownership or control. This definition does not include unexercised Company stock options. If an executive does not meet the guideline level in the required timeline, the Chairman has the flexibility to take any further action as deemed appropriate depending on the particular circumstances of the executive’s situation. As of December 31, 2006, all named executive officers maintain a stock ownership level at or above their respective ownership guidelines, with the exception of Ms. Rosenfeld. Ms. Rosenfeld will have five years from her appointment as Chief Executive Officer to attain her stock ownership levels.

Elements of Executive Compensation

The Company’s executive compensation program consists of:

•       base salary,

•       annual cash incentives,

•       long-term cash and equity incentives,

•       retirement, health and welfare benefits, and

•       perquisites.

A description of each of the compensation program elements follows.

Base Salary

Base salary is the “fixed” element of executive compensation aimed at attracting, retaining, and motivating talented employees and used to compensate named executive officers for services rendered during the fiscal year. The Committee considers a number of factors when reviewing and setting base salaries: Company performance, the executive’s individual performance and performance rating, level of responsibility, tenure, prior experience, and a comparison of base salaries paid for comparable positions at companies in the 2006 Compensation Survey Group. The Committee does not assign a particular weight to any factor.

Salaries are reviewed on an annual basis and merit increases are considered for all executives and are generally effective April 1.

At the beginning of 2006, the Committee decided not to award merit increases for the named executive officers and other senior executives. This decision reflected the Company’s 2005 financial performance which trailed expectations and a decline in stockholder return.

The Committee retains the discretion to provide base salary increases to certain named executive officers in the event that a named executive officer was appointed to a position of increased responsibility. As such, in 2006, Mr. Searer received a base salary increase in recognition of his promotion to his current position.

Annual Cash Incentives

Overview

The annual cash incentive award program is designed to motivate and reward participants, including the named executive officers, for achieving the Company’s annual financial and strategic goals. At the beginning of each year, each participant in the plan is assigned a pre-communicated target award as a percentage of base salary reflecting his or her role and responsibilities within the Company (please see the individual target award percentages for the named executive officers on page 27). The target award percentage may be adjusted during the year if the role or responsibilities are changed. As further described below, this individual target award is adjusted at the end of the year to reflect the Company’s and the individual’s actual performance.

At the beginning of each year, the Committee and management set financial and strategic objectives for the Company. At the conclusion of each year, the Committee assesses the Company’s performance. This assessment is a quantitative and qualitative review of the financial and strategic achievements versus the goals set by the Company at the beginning of the year. This assessment takes into account financial results relative to the business plan in addition to the manner in which results were achieved. The Committee also assesses the Company’s total stockholder return (TSR) relative to a performance peer group and other major indices, such as the Standard & Poors 500 index. The performance peer group consists of companies considered market competitors of the Company, or that have been selected on the basis of industry, level of management complexity, global focus or industry leadership. While there is substantial overlap between the performance peer group companies and the companies in the Compensation Survey Group, the major difference between the two groups is that the performance peer group companies are more heavily focused on the food and beverage industry and are included regardless of revenue size. A list of the performance peer group companies is disclosed in the footnote to the Performance Graph in the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2006.

Based on this assessment, business unit ratings are assigned to the Kraft North America Commercial and Kraft International Commercial business segments and the Company as a whole and are used to determine the size of the annual incentive pool. These business unit ratings also serve to adjust up or down the individual target award percentage for each participant. For context, if the Company financial and strategic goals are satisfied in a given year for the Company as a whole, the Committee is likely to assign a 100% rating to the Company. If results exceed objectives, the rating assigned to the Company will likely be higher than 100%, and likewise, if results are below expectations, the rating assigned to the Company will likely be below 100%.

Once this pool is created, individual awards are then allocated based on individual contributions by each of the participants. Actual awards are then based on individual performance and can range from 0% to approximately 200% of the adjusted target award.

For the named executive officers whose compensation is subject to the tax deductibility limitations of Section 162(m) of the Internal Revenue Code (“covered employees”), maximum annual incentive award levels are based upon the level of achievement of adjusted net earnings derived from a compensation formula set by the Committee (please see details of this calculation under the Policy With Respect To Qualifying Compensation for Tax Deductibility section on page 34). Actual annual incentive awards earned by named executive officers in 2006 were tax deductible and are presented in the Summary Compensation Table on page 37.

2006 Annual Cash Incentive Plan Design

In 2006, the Committee considered a number of financial measures including the following: net revenue, volume, operating companies income, operating companies income margin, discretionary cash flow, total stockholder return, and earnings per share. Each financial measure, with the exception of total stockholder return, in 2006 was measured against actual prior year results and the Company’s 2006 business plan.

The Committee also evaluated the Company’s performance against other strategic measures such as market share, portfolio management, societal alignment, diversity and leadership development.  No specific weight was assigned to the factors considered.

The Committee believes that focusing on these measures will lead to sustainable growth in total stockholder return.

Target awards levels, as a percentage of base salary, for the named executive officers as of December 31, 2006 were as follows:

Ms. Rosenfeld	Mr. Dollive	Mr. Roberts	Mr. Searer	Mr. Vogelsang
150%	60%	80%	80%	80%

The Committee retains complete discretion in evaluating the Company’s results relative to the financial and strategic goals.

Actual 2006 Performance Relative to Objectives.   Based on its quantitative and qualitative review of the results in 2006, the Committee assigned the following ratings to the Company and its business units as follows:

Business Unit	Rating
Kraft Foods Inc.	95%
Kraft North America Commercial	90%
Kraft International Commercial	105%

These ratings reflect the Committee’s assessment of the Company’s progress relative to the financial and strategic goals set at the beginning of the year. These ratings will have an impact of adjusting an individual’s target awards by the applicable rating, depending on which business unit the individual is aligned to during the performance period. An overview of these results follows.

The Company delivered mixed financial results in 2006. Many business fundamentals were improved and several key businesses responded well. However, the turnaround was not broad-based enough and the foundation for sustained top-tier performance is not yet in place.

The Company continued to focus on building top-line momentum, with organic revenue improving versus historical performance. Improved top line performance also translated into an overall increase in U.S. market share. Brand value investments also significantly improved pricing ability in certain segments.

However, there were areas of the business where results fell short of expectations. The Company experienced share declines in several key categories. Manufacturing cost challenges drove higher than expected cost increases despite solid productivity gains. Tassimo fell significantly short of plan expectations, resulting in a significant pre-tax asset write-down of $245 million.

The Company’s TSR improved in 2006. TSR measures the Company’s annual share price growth including reinvested dividends and provides the Company with the clearest link to the creation and growth of stockholder value. The Company’s TSR of 30.5% outperformed the performance peer group median TSR of 23.0% and the S&P 500 index of 15.8%.

The results, including the TSR performance, all contributed to the overall assessment and subsequent ratings of the business units. As stated earlier, no specific weight was assigned to any of the financial or strategic measures.

Upon her appointment as Chief Executive Officer, Ms. Rosenfeld was guaranteed a minimum annual incentive award of $1,950,000. This guarantee recognized the amount she would have otherwise been paid had she remained with her previous employer. The actual award of $2,500,000 she received recognized her contributions to the performance of the Company in 2006.

The other named executive officers’ actual awards were based on an assessment of business and individual performance in the manner described above.

Actual award amounts are presented in the Summary Compensation Table on page 37.

Long-Term Incentives

Overview

To focus its executives on operational performance that leads to increased long-term stockholder returns, and to address stockholder dilution concerns, long-term incentive awards are delivered to executives through a combination of cash-based long-term performance incentive awards (approximately 40% of the total long-term value) and restricted stock (approximately 60% of the total long-term value). In the past, the Committee has granted stock options to executives; however, as further discussed below, the Committee has not granted new stock options to any executive since 2001.

Cash-Based Long-Term Incentive Plan Awards

Long-Term Incentive Plan awards reward executives for the achievement of long-term financial and strategic goals during the applicable performance cycle and are primarily designed to reward participants for the achievement of top-tier stockholder return.

The primary measure considered by the Committee for this incentive program is TSR performance relative to the performance peer group and major indices, such as the S&P 500 during the period. At the beginning of the performance cycle, and in addition to the TSR measure, the Committee considers secondary financial measures including revenue, volume, operating companies income, net earnings, diluted earnings per share, and discretionary cash flow. In addition, the Committee considers secondary strategic measures such as portfolio management, societal alignment, diversity and leadership development. These measures are established and approved by the Committee at the beginning of the three-year long-term performance cycle. No specific weight is assigned to any of these secondary financial or strategic measures.

Each participant in the plan is assigned a pre-communicated target award as a percentage of cumulative year-end base salaries over the three-year performance cycle reflecting his or her role and responsibilities within the Company. Participants who become eligible to participate in this incentive plan during the performance cycle are eligible to receive a pro-rated award from the initial date of participation through the end of the performance cycle.

At the conclusion of each performance cycle, the Committee completes a quantitative and qualitative assessment of the Company’s performance during the performance cycle. Based on this review, the Committee assigns a rating to the Company which is used to determine the size of the long-term incentive pool. This performance rating provides a method to adjust individual target percentages up or down for each participant. For context, if TSR is at the median of the performance peer group and the Company’s financial and strategic goals are satisfied in a given performance cycle, the Committee is likely to assign a 100% rating to the Company. If TSR is above the median of the performance peer group or other major indices and other financial and strategic achievements exceed objectives, the Company’s assigned rating will likely be above 100%, and likewise, if results are below expectations, the rating assigned will likely be below 100%.

Once this pool is created, individual awards may be allocated based on individual contributions by each of the participants. Actual awards are then based on individual performance and typically range from approximately 90% to 110% of the adjusted target award.

The Committee retains full discretion and assesses actual results against prescribed performance measures to decide award levels.

2004—2006 Long-Term Incentive Plan Design

Participants in the 2004—2006 performance cycle included approximately 180 executives. This long-term performance cycle was a three-year, end-to-end cycle, which began on January 1, 2004 and concluded on December 31, 2006. Awards were paid to participants in cash.

Target awards levels, as a percentage of cumulative year-end base salaries, for the named executive officers as of December 31, 2006 were as follows:

Ms. Rosenfeld	Mr. Dollive	Mr. Roberts	Mr. Searer	Mr. Vogelsang
250%	75%	125%	125%	125%

Actual 2004—2006 Performance Relative to Objectives.   Based on its quantitative and qualitative assessment of the 2004—2006 performance cycle, the Committee assigned the Company a rating of 70%.

During the 2004—2006 performance cycle, the Company’s TSR was 20.2%. Although positive, the Company’s TSR ranked in the bottom quartile of the performance peer group. This return also lagged the S&P 500 index return of 34.7% during the period. Financial performance during the performance cycle, including operating income and earnings per share growth, also fell short of objectives. The financial shortfalls were due to below plan volume performance; significantly higher than expected commodity costs; investments in quality/packaging and new product initiatives; higher pension and benefit costs; and investment in price gap management.

Despite disappointing financial performance during the three-year period, a number of strategic initiatives were implemented to position the Company for future growth. Specifically, during the performance cycle the Company initiated a major restructuring program that is expected to result in savings of $1 billion per year following completion in 2008; increased new product revenues; and accelerated growth in developing markets. In addition, during the performance period, the Company divested a number of slower growing and/or lower margin businesses. The Company also completed a few acquisitions, such as a U.S.-based beverage business and the United Biscuit business in Iberia.

Ms.  Rosenfeld’s award under this three-year cycle was set at a target based on her full year 2006 salary, in accordance with her offer letter. Her actual $3,250,000 award recognized amounts she would have otherwise been paid had she remained with her previous employer.

For the other named executive officers, actual awards for individuals were equal to 70% of their respective target award without any adjustment for individual performance.

Actual award amounts are presented in the Summary Compensation Table on page 37.

Equity Compensation

The Committee uses equity as an element of compensation to align the interests of our executives with those of our stockholders. Since 2003, the Committee has granted equity to the named executive officers in the form of restricted stock.

Restricted Stock.   The Committee has determined that restricted stock is an appropriate form of equity compensation because it:

•       directly builds executive stock ownership and aligns the interests of management with those of stockholders;

•       enhances executive retention and commitment;

•       efficiently uses shares resulting in lower share utilization; and

•       establishes a transparent cost basis.

For 2006, the Committee awarded grants of restricted stock (or deferred stock for participants in countries outside of the U.S.) to eligible employees. Restricted stock awards are granted annually at the Committee’s regularly scheduled January meeting. Annual awards are granted on the date of the meeting and are based on the fair market value of the Company’s stock on such date. The fair market value is defined as the average of the high and low traded stock prices on the New York Stock Exchange on the date of grant. The award levels are based on an analysis of competitive market practice, a qualitative review of an executive’s performance during the previous year and an evaluation of each executive’s potential to advance within the organization.

Annual restricted stock awards vest entirely on the third anniversary of the date of the award. The three-year cliff vesting provides a strong retention element. Recipients of restricted stock receive cash dividends on the shares of restricted stock granted to them at the same time and in the same amounts as the Company’s stockholders. Dividends paid are considered ordinary income for individual tax purposes.

Target awards levels, expressed in grant value terms (which is calculated by multiplying the number of shares at grant to the fair market value of the Company’s Common Stock on the date of the grant), for the named executive officers as of January 24, 2006 were as follows:

Ms. Rosenfeld	Mr. Dollive	Mr. Roberts	Mr. Searer	Mr. Vogelsang
N/A(1)	$505,000	$885,000	$505,000	$885,000

(1)            Ms. Rosenfeld was not employed by the Company on the date of the 2006 annual grant.

Actual awards can generally range from 0—150% of target. Actual award amounts in 2006 are presented in the Grants of Plan-Based Awards table on page 40.

The Company may from time to time grant off-cycle restricted stock awards to newly-hired executives. The Committee has delegated limited authority to the Chairman to grant off-cycle stock grants to newly-hired executives, subject to certain guidelines approved by the Committee. The Company is then required to report any such grants to the Committee at its next regularly scheduled meeting.

This delegation authority is limited by a maximum number of shares that can be granted to any individual. The limitations include the aggregate amount of shares permitted to be granted in a single year; the number of new employees to whom such stock awards may be granted in a single year; and that only apply to newly-hired employees that are not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code. The purpose for this delegation of authority to the Chairman is to provide management with flexibility in making competitive offers to potential candidates in a timely manner, within a reasonable set of guidelines.

In 2006, the Committee granted Ms. Rosenfeld a sign-on restricted stock award of 387,230 shares with a grant value of $12 million, primarily to offset compensation awards granted by her previous employer that were subsequently forfeited as a result of her resignation, and to provide an inducement for Ms. Rosenfeld to join the Company. The terms and conditions substantially similar to grants made to other executives with the following exceptions:

i.                   161,346 shares will vest July 1, 2009 and the remaining 225,884 shares will vest on July 1, 2011, provided that if, prior to full vesting of the shares granted, Ms. Rosenfeld’s employment with the Company ends due to involuntary termination for reasons other than cause, the total number of unvested shares will continue to vest on the vesting dates stated above;

ii.                The total number of shares will also vest if (1) she fails to be named Chairman of the Company’s Board of Directors on or before January 1, 2008 or (2) anyone other than Mr. Camilleri or Ms. Rosenfeld is appointed Chairman of the Company’s Board of Directors.

Also, in 2006, the Committee granted Mr. Searer an off-cycle restricted stock award of $2 million in recognition of his promotion to President, Kraft North America Commercial. This restricted stock award will vest entirely on the fourth anniversary of the date of the award.

Stock Options.   Consistent with the Committee’s decision to make equity awards in shares of restricted stock, the Committee did not make any stock option grants during 2006. The Committee has not granted new stock options to named executive officers since the initial public offering in June 2001. Stock options granted to named executive officers prior to the Company’s initial public offering in June 2001 were options to acquire Altria Group, Inc. Common Stock. All outstanding stock options have 10-year expiration periods and many executives continue to hold options on both Company Common Stock and on Altria Group, Inc. Common Stock.

Stock options on both Altria Group, Inc. and Company stock that were granted prior to 2003 to a limited number of the Company’s most senior executives have an Executive Ownership Stock Option (“EOSO”) feature. The EOSO feature was implemented to promote the earlier exercise of stock options and the retention of Company shares to build share ownership among the Company’s senior executives. None of the named executive officers received EOSOs in 2006 in connection with an exercise of previously granted stock options. All outstanding stock options with an EOSO feature will expire no later than 2011.

Perquisites

The Company’s named executive officers receive various perquisites provided by the Company. These perquisites include a car allowance, a financial counseling allowance and, for the Chief Executive Officer only, personal use of the corporate aircraft. For reasons of security and personal safety, the Company requires Ms. Rosenfeld to use Company aircraft for both business and personal travel. Taxes on these perquisites are imputed as income to the executive and taxed accordingly.

Since these perquisites are similar to those provided to named executive officers at many companies within the Compensation Survey Group, the Committee believes that they are therefore necessary for retention and recruitment purposes.

The Committee reviews the perquisites on a periodic basis, to ensure that they are appropriate in light of the Company’s total compensation program and market practice.

Specific executive perquisites are listed in the table on page 38. Other than these perquisites, executives have the same benefits that are generally provided to other employees.

Post-Termination Compensation

Post-termination compensation consists of both separation pay and retirement benefits.

Severance Agreements and Change-in-Control Agreements.   The Company does not have specific severance or change-in-control agreements with any of its actively-employed named executive officers. Based on the Company’s ownership structure as of December 31, 2006, the Committee believed that change-in-control arrangements were not required.

The Company maintains a severance plan in the U.S. that provides for certain severance payments in the event of job elimination or a workforce reduction. Similar plans are generally available in other countries where the Company has employees. The plans are implemented for recruitment and retention purposes, as all or nearly all of the companies with which we compete for executive talent offer similar benefits to their executives.

The Company does from time to time, as a practice and in its own discretion, make payments to executives in the event of an executive’s termination without cause for reasons that may or may not otherwise qualify for severance payments under one of the Company’s severance plans. No benefits are available or have accrued prior to the executive’s employment separation, and at no time does the executive have rights to severance payments. These benefits may be in line with the benefits offered under a severance plan or they may be in excess of benefits offered under a plan. Separation arrangements made with certain executives upon termination without cause are an important aspect in protecting the Company, since these payments are typically made in consideration of a general release of future claims against the Company, non-compete, non-solicitation, non-disparagement and confidentiality agreements by the executives.

In 2006, the Company entered into separation agreements with Messrs. Deromedi and Johnson. The Company entered into these agreements with Messrs. Deromedi and Johnson for several reasons, including limiting their ability to directly compete or solicit employees for a certain period of time. In addition, the provisions of the agreements also provide that both employees release all claims against the Company and will keep all material information confidential. The amounts paid under each of the agreements reflected both the competitive practice for such separations as well as the value of the restrictive covenants provided for in the agreements. Specific details of these agreements are presented on pages 53 to 55.

Additional information regarding payments typically made upon termination, including a definition of key terms and a quantification of benefits that would be received by the Company’s named executive officers had termination occurred on December 31, 2006, is found under the heading Potential Payments upon Termination or Change-in-Control on pages 53 to 58.

Retirement Benefits.   The purpose of offering retirement benefits to executives is to provide income protection in the years following an executive’s career with the Company. Retirement benefits offered to executives are designed to reward an executive’s tenure with the Company.

Both tax-qualified and supplemental defined benefit retirement plans are generally offered to executives, including the named executive officers, and vary by country. The Committee believes that the retirement benefits offered to executives are important retention and recruitment elements, as many of the companies that the Company competes with for talent offer similar programs. Accrued amounts and additional details of each of the retirement benefit programs offered to the named executive officers are presented in the Pension Benefits table and the accompanying narrative to the table beginning on page 47.

In connection with her letter of employment, Ms. Rosenfeld received an enhanced pension benefit. The enhanced pension benefit provides for a service bridge for the period of time that Ms. Rosenfeld was not employed by the Company between 2004 and 2006. This enhanced pension benefit recognized that Ms. Rosenfeld would not be eligible for a pension benefit under her previous employer’s plan following her separation from her previous employer. This pension enhancement provides a continuation of pension benefits as if Ms. Rosenfeld had not left the Company for any period of time. Additional details of this enhanced pension benefit are presented in the Pension Benefits table and the accompanying narrative to the table beginning on page 47.

Mr. Deromedi also received an enhanced pension benefit. In recognition of Mr. Deromedi’s promotion to Chief Executive Officer of the Company in 2004, and in connection with his previous pension benefit earned at General Foods Corporation, the Company will use his final average earnings at retirement (or earlier separation) for purposes of calculating his pension benefit. Additional details are presented in the Pension Benefits table and the accompanying narrative to the table beginning on page 47.

Mr. Vogelsang participates in the Kraft Foods Switzerland Pension Fund. The Kraft Foods Switzerland Pension Fund is a contributory plan providing benefits related to the participant’s years of accredited service and final covered compensation. Mr. Vogelsang participates in the Kraft Foods Switzerland Pension Fund as a Swiss-based employee currently on an international assignment in the U.S. This is the same plan that is generally available to all eligible employees in Switzerland. Accrued amounts and additional details of Mr. Vogelsang’s retirement benefit programs are presented in the Pension Benefits table and the accompanying narrative to the table beginning on page 47.

The Committee believes that both the U.S. tax-qualified and Supplemental Defined Contribution plans are integral parts of the overall compensation program. The Supplemental Defined Contribution Plan is important in that it encourages executives, including named executive officers, to save for retirement. The Committee believes that the Company’s named executive officers should be allowed to defer the same percentage of their compensation, and receive the corresponding Company match, as all other employees, without regard to the compensation limit established by the Internal Revenue Code with respect to tax-qualified plan contributions.  Accrued amounts and additional details of each of the non-qualified deferred compensation programs offered to named executive officers are presented in the Non-Qualified Deferred Compensation table and the accompanying narrative to the table beginning on page 51.

Trust Payments.   Prior to 2005, the Company made payments to individual trusts on behalf of certain executives, including some of the named executive officers. The funding in these individual trusts served to offset the benefits payable under the Supplemental Defined Benefit and Supplemental Defined Contribution plans. The Committee evaluated the cost of these trust payments and determined it was in the Company’s best interest to pay those amounts. The Committee’s reason for deciding to pay amounts to individual trusts was that it believed that for recruitment, retention and other reasons, the retirement income promised for all employees, whether or not payable within the limits applicable to tax-qualified plans, should be provided in a manner ensuring retirement security.

In 2005, the Committee decided, due to changes in the U.S. tax laws that it was no longer in the Company’s best interest to pay these amounts into individual trusts and discontinued paying amounts into individual trusts for any employees. Therefore, supplemental benefits earned by executives after 2004 will accrue as unfunded liabilities.

Employment Agreements

As a general matter, the Company does not utilize employment agreements. The Company did provide for certain benefits, greater than those generally made available to other employees, to Ms. Rosenfeld as a condition of her employment. These additional benefits, including the sign-on Restricted stock grant of 387,230 shares with a grant value of $12 million discussed above were primarily granted to offset compensation awards granted by her previous employer that were subsequently forfeited as a result of her resignation and to provide an inducement for Ms. Rosenfeld to join the Company. Ms. Rosenfeld was also offered the cost of temporary living accommodations for a one-year period. This benefit was provided to allow Ms. Rosenfeld adequate time to relocate from Texas to Illinois. Specific details of these additional benefits are presented on page 41.

Policy With Respect To Qualifying Compensation for Tax Deductibility

The Company’s ability to deduct compensation paid to covered employees, including several named executive officers, for tax purposes is generally limited by Section 162(m) of the Internal Revenue Code to $1.0 million annually. Covered employees include the principal executive officer and the four highest paid executive officers in the Company. This limitation does not apply to performance-based compensation, provided certain conditions are satisfied with the exception of awards paid to Ms. Rosenfeld, the annual and long-term performance incentives the Committee awarded to named executive officers in 2006 were subject to, and made in accordance with, performance-based compensation arrangements previously implemented by the Company.

The Committee has taken appropriate actions, to the extent it believes feasible, to preserve the tax deductibility of annual cash incentive and long-term performance awards. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the discretion to authorize, payments that may not be tax deductible, if it believes that such payments are in the best interest of stockholders. The Committee determined that it was appropriate to pay Ms. Rosenfeld an annual base salary in excess of $1.0 million. This determination will cause a portion of her base salary to exceed the $1.0 million tax deductibility limit in the future. In addition, payments and stock grants made in connection with Ms. Rosenfeld’s employment offer, including her $12 million restricted stock award, her Annual Cash Incentive and Long-Term Incentive Awards were not tax deductible.

In addition, named executive officers’ income may exceed the $1.0 million tax deductibility limit because of other elements of their annual compensation, such as perquisites, vesting in and dividends on restricted stock, payments related to the funding of retirement benefits, tax reimbursements, and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Annual Incentive Formula

A formula is established under the annual cash incentive plan which determines the maximum amount that can be paid to those named executive officers whose compensation is subject to the tax deductibility limitations of Section 162(m) of the Internal Revenue Code. Maximum annual incentive award levels are based upon the achievement of adjusted net earnings derived from a compensation formula set by the Committee. Under the formula used to establish the award pool, the maximum amount that can be paid to the covered employees as a group is 0.40% of adjusted net earnings. The maximum award for Ms. Rosenfeld is one-third of this pool. The remaining two-thirds of the pool is divided equally among the remaining covered employees. In addition, individual award amounts are limited to the stockholder-approved maximum of $10 million as provided in the 2005 Performance Incentive Plan. Under the annual incentive compensation plan, the Committee has the discretion to reduce the amount of an award otherwise payable to a named executive officer. This discretion is commonly referred to as “negative discretion,” since awards may only be reduced. The annual incentive compensation plan has been structured so that the exercise of negative discretion does not adversely impact the tax deductibility of reduced awards paid to the named executive officers.

Cash-Based Long-Term Incentive Plan

Similar to the annual incentive plan, for those named executive officers whose compensation is subject to the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, cash-based long-term incentive plan awards are also contingent upon the achievement of cumulative adjusted net earnings derived from a compensation formula set by the Committee at the beginning of the performance cycle. Under the compensation formula used to establish the award pool, the maximum amount that can be paid to covered employees as a group is 0.40% of cumulative adjusted net earnings during the performance period. The maximum award for Ms. Rosenfeld is equal to one-third of this pool. The remaining two-thirds of the pool is divided equally among the remaining covered employees. In addition, individual award amounts are limited to the stockholder-approved maximum of $8 million per each year of the performance period as provided in the 2005 Performance Incentive Plan. Under the cash-based long-term incentive plan, the Committee has the discretion to apply negative discretion. The cash-based long-term incentive plan has been structured so that the exercise of negative discretion does not adversely impact the tax deductibility of reduced awards paid to the covered employees.

Stock Awards

Coincident with the Company’s adoption of Financial Accounting Standards No. 123R in March 2006, the Committee approved the use of a stock performance pool from which restricted stock may be granted, in amounts up to individually specified proportions of the pool, to those named executive officers whose compensation is subject to the tax deductibility limitation of Section 162(m) of the Internal Revenue Code. The January 2007 restricted stock awards were made from this performance pool, thus allowing the Company to secure the maximum allowable tax deduction with respect to restricted stock awards to be made in 2007. In addition, individual award amounts are limited to the stockholder-approved maximum of 1.0 million shares, as provided in the 2005 Performance Incentive Plan. Similar to the Annual Incentive and Long-Term Incentive Plans, under the restricted stock plan, the Committee has the discretion to apply negative discretion. The restricted stock plan has been structured so that the exercise of negative discretion does not adversely impact the tax deductibility of reduced awards paid to covered employees. Restricted stock awards granted prior to January 2007 will be limited by Section 162(m) of the Internal Revenue Code to $1.0 million annually as the awards vest.

Policy on Recoupment of Executive Incentive Compensation in the Event of Certain Restatements

If the Board of Directors or an appropriate Committee of the Board determines that, as a result of a restatement of the Company’s financial statements, an executive received more compensation than the executive would have received absent the incorrect financial statements, then the Board or Committee, in its discretion, may take such actions as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:

•       Requiring partial or full repayment of any bonus or other incentive compensation paid to the executive;

•       Requiring repayment of any gains realized on the exercise of stock options or on the open-market sale of vested shares;

•       Causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options;

•       Adjusting the future compensation of such executive; and

•       Dismissing or initiating legal action against the executive, as the Board or Committee determines to be in the best interests of the Company.

Anti-Hedging Policy and Trading Restrictions

The Company’s current policy imposes limits on the timing and types of transactions in Kraft securities permitted by Section 16 officers (“officers”). Among other restrictions, the policy:

•       Allows officers to trade Company securities only during window periods (following earnings releases) and only after they have pre-cleared transactions;

•       Prohibits short selling of Company stock or “selling against the box” (failing to deliver sold securities);

•       Prohibits officers (and any member of the officer’s family sharing the household) from transactions in puts, calls or other derivative Company securities on an exchange or in any other organized market, as well as any other derivative or hedging transactions on Company securities.

Summary Compensation Table

All data in US Dollars

							Non-Equity Plan Compensation(3)		Change in Pension
Name and Principal Position	Salary	Bonus		Stock Award(1)		Option Award(2)	Annual Incentive Awards	Long-Term Incentive Plan Awards	Value and Non-Qualified Deferred Compen- sation Earnings(4)		All Other Compen- sation(5)	Total Compen- sation
Rosenfeld, Irene(6)	$675,000	$5,750,000	(7)	$1,533,367		$0	$0	$0	$814,828		$185,541	$8,958,736
Chief Executive Officer
Deromedi, Roger(8)	830,769	0		318,476	(9)	127,624	0	0	1,751,555		6,615,092	9,643,516
Former Chief
Executive Officer
Dollive, James	450,000	0		615,012		29,452	256,500	698,250	179,164		59,337	2,287,715
Executive Vice President and Chief Financial Officer
Johnson, David(10)	529,981	0		(1,598,027)	(11)	35,346	0	0	308,883		3,880,238	3,156,421
Former President, Kraft North America Commercial
Roberts, Hugh	545,000	0		1,199,872		35,346	463,000	1,413,150	389,656		61,140	4,107,164
President Kraft International Commercial
Searer, Richard	530,385	0		717,832		35,346	425,000	895,100	195,926		66,329	2,865,918
President, Kraft North America Commercial
Vogelsang, Franz-Josef(12)	674,273	0		925,569		26,508	563,937	1,734,229	0	(13)	1,084,894	5,009,410
Executive Vice President, Global Supply Chain

(1)   The amounts shown in this column include the value of Restricted Stock awards based on the FAS 123R valuation methodology that is used to value Restricted Stock awards to all participants. Assumptions made in the valuation methodology are disclosed in Note 11 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2006, with the exception that the valuation shown in the Summary Compensation Table assumes no forfeitures for active named executive officers. Grants awarded in 2006 are presented in the “Grants of Plan Based Awards” table on page 40.

(2)   Amounts shown in this column represent the remaining amortized compensation cost of stock options granted at the time of the initial public offering in June 2001. The fair market value at grant date was $9.13 per stock option using a modified Black-Scholes valuation methodology. The assumptions used in the valuation methodology are as follows: risk-free rate of 4.81%; weighted average expected life of five years; expected volatility of 29.70%; and an expected dividend yield of 1.68%.

(3)   Amounts shown in the first column include awards paid under the 2006 Annual Cash Management Incentive Plan and the amounts in the second column include awards paid under the 2004—2006 Cash Based Long-Term Incentive Plan.

(4)   The amounts shown in this column include the aggregate increase in actuarial values of each named executive officer’s benefits under a Company defined benefit program. For U.S. plan participants, these amounts include the aggregate increase in actuarial values under the U.S. Tax-Qualified Pension Plan and the U.S. Supplemental Defined Benefit Pension Plan. For Mr. Vogelsang, the amounts include the aggregate increase in actuarial values of benefits earned under the Switzerland Pension Fund and the Kraft Foods Germany Pension Plan.

(5)   The amounts shown in this column for each of the named executive officers include perquisites, the employer match on defined contribution plan, event related gifts, and tax reimbursements. Also included are relocation expenses for Ms. Rosenfeld and severance payments associated with Mr. Deromedi’s and Mr. Johnson’s separation agreements.

	Ms. Rosenfeld	Mr. Deromedi	Mr. Dollive	Mr. Johnson	Mr. Roberts	Mr. Searer	Mr. Vogelsang
Personal use of Company Aircraft(a)	$86,055	$118,944	$0	$0	$0	$0	$0
Car expenses(b)	1,124	25,289	13,814	15,331	13,815	15,153	13,991
Financial counseling allowance	0	10,000	0	6,170	7,500	3,365	500
Relocation Expenses	40,591	0	0	0	0	0	0
Security	0	6,153	0	0	0	0	0
Event-Related Gift	0	0	0	1,892	0	1,075	0
Severance Payments	0	6,299,231	0	3,811,800	0	0	0
Employer match on defined contribution plans	29,250	155,475	30,375	44,099	39,825	34,892	0
Reimbursement for taxes on assets held in trust(c)	0	0	15,148	0	0	11,307	0
Reimbursement for taxes related to relocation(d)	28,521	0	0	0	0	0	0
Tax equalization payments(e)	0	0	0	0	0	0	1,070,403
Reimbursement for taxes on Event-Related Gift(f)	0	0	0	946	0	537	0
Total All Other Compensation	$185,541	$6,615,092	$59,337	$3,880,238	$61,140	$66,329	$1,084,894

(a)   For reasons of security and personal safety, the Company requires Ms. Rosenfeld to use the Company aircraft for all travel. For the same reasons, the Company required that Mr. Deromedi also use the Company aircraft for all travel prior to his departure. The incremental cost of personal use of Company aircraft includes the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included.  Ms. Rosenfeld is responsible for taxes on these amounts and is not reimbursed for such taxes, with the exception of those amounts associated with her travels to and from her home during the transition phase detailed in her offer letter. Mr. Deromedi is responsible for all taxes on these amounts and is not reimbursed for such taxes.

(b)   Includes the value of the named executives officers’ use of the Company-provided leased vehicle for personal reasons and the incremental cost of the Company drivers or Company-paid limousine service for personal reasons.

(c)   These trust assets offset amounts, otherwise payable by the Company, for vested benefits under non-qualified supplemental retirement plans and are not intended to increase total promised benefits.

(d)   Includes amounts include reimbursable for taxes associated with Ms. Rosenfeld’s relocation to Illinois. The amounts include reimbursements on temporary housing costs, use of the Company aircraft for the sole purpose of traveling to and from her home, and costs of ground transportation.

(e)   Includes tax equalization payments or reimbursements in connection with a current international assignment for Mr. Vogelsang. These payments or reimbursements are made pursuant to a policy that is designed to facilitate the assignment of employees to positions in other countries by covering taxes over and above those that employees accepting international assignments would have incurred had they remained in their home countries. Differences in tax periods used by taxing jurisdictions, time lags in tax determinations or in the availability of tax credits or refunds, or other factors in some instances create circumstances in which tax equalization payments are recovered by the Company in a different year.

(f)    Includes amounts reimbursable for taxes associated with the event-related gifts given to Mr. Johnson and Mr. Searer at the 2006 Kraft Nabisco Championship golf tournament.

(6)   Ms. Rosenfeld was appointed Chief Executive Officer on June 26, 2006.

(7)   Per Ms. Rosenfeld’s offer letter, she received a Annual Cash Incentive Plan award reflective a full year at no less than her annual target amount of $1,950,000. The actual amount awarded to her was $2,500,000. In addition, Ms. Rosenfeld’s offer letter provides a payment under the 2004—2006 Cash-Based Long-Term Incentive Plan equal to her target award for one full year ($3,250,000).

(8)   Mr. Deromedi signed a separation agreement with the Company effective August 31, 2006. The severance amount consists of the payouts under the Annual Cash Incentive Plan ($855,000), the Cash-Based Long-Term Incentive Plan ($5,075,000) and salary continuation through December 31, 2006 ($369,231). These amounts and any future amounts payable under his separation agreement are contingent upon the satisfaction of restrictive covenant provisions, including satisfaction of a one-year non-compete provision. Full terms of his separation agreement are provided on page 54.

(9)   In connection with Mr. Deromedi’s separation agreement, 380,813 shares of unvested Restricted Stock were canceled on August 31, 2006.

(10) Mr. Johnson signed a separation agreement with the Company effective October 31, 2006. The severance amount consists of the payouts under the Annual Cash Incentive Plan ($391,400), the Cash-Based Long-term Incentive Plan ($1,543,400) and a lump sum payout paid upon signature of his separation agreement ($1,877,000). These amounts and any future amounts payable under his separation agreement are contingent upon the satisfaction of restrictive covenant provisions, including satisfaction of a one-year non-compete provision. Full terms of his separation agreement are provided on page 55.

(11) In connection with Mr. Johnson’s separation agreement, 155,000 shares of unvested Restricted Stock were canceled on October 31, 2006. The amount shown includes the forfeiture of restricted stock grants previously accrued based on the FAS 123R valuation methodology that is used to value Restricted Stock awards to all participants. Assumptions made in the valuation methodology are disclosed in Note 11 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2006.

(12) For consistency and where applicable, amounts have been converted to U.S. dollars based on the December 29, 2006 currency translation rates of 1 Swiss Franc to $0.8173 and 1 Euro to $1.3139.

(13) The positive value of the year-over-year change in the actuarial value of benefits earned under the Switzerland Pension Fund of $187,162 is offset by the negative value of year-over-year change in actuarial value of benefits earned under Kraft Foods Germany Pension Plan of $192,643, resulting in a negative sum. A zero value is provided for the change in pension value. The reason for the negative actuarial value under the Kraft Foods Germany Pension Plan  is a change in the discount rate used to value the plan.

Grants of Plan-Based Awards

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of		All Other Stock Awards: Fair Market Value of Stock
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Stock or Units(2) (#)		or Units(2) ($)
Rosenfeld, Irene			$0	$1,950,000	$10,000,000
Chief Executive Officer	6/27/2006					387,230		$12,000,258
Deromedi, Roger			0	1,800,000	10,000,000
Former Chief Executive Officer	1/24/2006					172,420	(3)	5,000,180
Dollive, James			0	270,000	10,000,000
Executive Vice President and	1/24/2006					20,690		600,010
Chief Financial Officer
Johnson, David			0	508,000	10,000,000
Former President Kraft North	1/24/2006					37,940	(4)	1,100,260
America Commercial
Roberts, Hugh			0	436,000	10,000,000
President Kraft International	1/24/2006					31,040		900,160
Commercial
Searer, Richard			0	396,000	10,000,000
President Kraft North America	1/24/2006					20,690		600,010
Commercial	9/12/2006	(5)				59,320		2,000,270
Vogelsang, Franz-Josef			0	539,418	10,000,000
Executive Vice President	1/24/2006					34,490		1,000,210
Global Supply Chain

(1)   The amounts represent awards payable under the 2006 Annual Cash Incentive Plan. The target amounts represent the potential payout if both business performance and individual performance are at target levels. The maximum amount represents the stockholder-approved maximum in the 2005 Performance Incentive Plan. Actual amounts paid under the 2006 Annual Cash Incentive Plan are disclosed in the Summary Compensation Table on page 37.

(2)   Awards granted to all named executive officers were in the form of restricted stock. The grants are valued based on the fair market value on the grant date. The fair market value is equal to the average of the high and low trading prices as reported on the New York Stock Exchange—Composite Transactions on the grant date.

(3)   Restricted shares granted to Mr. Deromedi on January 24, 2006 were canceled in connection with his separation agreement dated August 31, 2006.

(4)   Restricted shares granted to Mr. Johnson on January 24, 2006 were canceled in connection with his separation agreement dated October 31, 2006.

(5)   Mr. Searer was granted a one-time special restricted stock award in recognition of his promotion to President Kraft North America Commercial.

Employment Letter for Ms. Rosenfeld

For reasons discussed in the Compensation Discussion & Analysis, Ms. Rosenfeld’s employment offer included the following terms:

•       A 2006 annual incentive award based on one full year of service and payable in February 2007 in an amount not less than $1,950,000;

•       A Long-Term Incentive Plan award for the 2004–2006 performance cycle based on one full year of service and payable in February 2007 at her target of $3,250,000;

•       Eligibility for temporary housing for a period of up to one year from her date of employment;

•       A sign-on restricted stock award of 387,230 shares with a grant value equal to $12 million with terms and conditions substantially similar to grants made to other executives with the following exceptions:

i.                    161,346 shares will vest July 1, 2009 and the remaining 225,884 shares will vest on July 1, 2011, provided that if, prior to full vesting of the shares granted, Ms. Rosenfeld’s employment with the Company ends due to involuntary termination for reasons other than cause, the total number of unvested shares will continue to vest on the vesting dates stated above;

ii.                 The total number of shares will also vest if (1) she fails to be named Chairman of the Company’s Board of Directors on or before January 1, 2008 or (2) anyone other than Mr. Camilleri or Ms. Rosenfeld is appointed Chairman of the Company’s Board of Directors; and

•       An enhanced retirement benefit which provides for credited service during the period she was not employed by the Company between 2004 and 2006. The value of this enhancement at current compensation levels is approximately $670,833.

Also, the Company entered into separation agreements with Mr. Deromedi and Mr. Johnson in 2006. The separation agreements are summarized on pages 54 and 55.

Kraft Foods Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards(1,2,3)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Rosenfeld, Irene Chief Executive Officer	0	0	$0	—	387,230	$13,824,111
Deromedi, Roger Former Chief Executive Officer	419,354	0	31.0000	6/12/2011	0	0
Dollive, James Executive Vice President and Chief Financial Officer	96,774	0	31.0000	6/12/2011	58,830	2,100,231
Johnson, David Former President Kraft North America Commercial	106,470	0	31.0000	11/1/2007	0	0
Roberts, Hugh President Kraft International Commercial	100,010	0	31.0000	6/12/2011	134,440	4,799,508
Searer, Richard President Kraft North America Commercial	103,240	0	31.0000	6/12/2011	115,870	4,136,559
Vogelsang, Franz-Josef Executive Vice President Global Supply Chain	80,570	0	31.0000	6/12/2011	89,340	3,189,438

(1)   Market value of shares is based on the Company’s December 29, 2006 closing stock price of $35.70.

(2)   Dividends paid in 2006 on outstanding restricted stock awards for each of the named executives officers were as follows: Ms. Rosenfeld; $185,870;  Mr. Deromedi; $333,670;  Mr. Dollive; $53,916;  Mr. Johnson; $142,715;  Mr. Roberts; $123,572;  Mr. Searer; $52,416;  and Mr. Vogelsang; $80,546.

(3)   The vesting dates for all outstanding unvested restricted stock awards are as follows:

Name	Grant Date	Shares Granted		Vesting Date
Rosenfeld, Irene (a)	6/27/2006	161,346		7/1/2009
	6/27/2006	225,884		7/1/2011
Deromedi, Roger (b)	—	—		—
Dollive, James	1/27/2004	18,620		2/5/2007
	1/25/2005	19,520		2/4/2008
	1/24/2006	20,690		2/11/2009
Johnson, David (c)	—	—		—
Roberts, Hugh	1/27/2004	26,380		2/5/2007
	1/27/2004	50,000	(d)	2/5/2009
	1/25/2005	27,020		2/4/2008
	1/24/2006	31,040		2/11/2009
Searer, Richard	1/27/2004	17,850		2/5/2007
	1/25/2005	18,010		2/4/2008
	1/24/2006	20,690		2/11/2009
	9/12/2006	59,320	(e)	9/13/2010
Vogelsang, Franz-Josef	1/27/2004	24,830		2/5/2007
	1/25/2005	30,020		2/4/2008
	1/24/2006	34,490		2/11/2009

(a)  Ms. Rosenfeld was granted the restricted shares in connection with her hire and appointment to Chief Executive Officer.

(b) Mr. Deromedi’s restricted shares were vested or canceled in connection with his separation agreement.

(c)  Mr. Johnson’s restricted shares were canceled in connection with his separation agreement.

(d) Mr. Roberts was awarded a special grant of restricted shares in connection with his promotion to his current position.

(e)  Mr. Searer was awarded a special grant of restricted shares in connection with his promotion to his current position.

Altria Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Rosenfeld, Irene	0	0	$—	—
Chief Executive Officer
Deromedi, Roger	9,319	0	49.4450	1/26/2010
Former Chief Executive	10,099	0	52.2000	1/26/2010
Officer	71,204	0	66.3950	6/29/2009
	24,911	0	66.3950	6/22/2007
	27,394	0	66.3950	6/23/2008
	28,488	0	66.3950	1/31/2011
	40,735	0	38.0700	1/26/2010
	46,249	0	47.0300	1/26/2010
	67,902	0	55.0050	1/26/2010
	86,168	0	70.1750	1/31/2011
Dollive, James	4,289	0	57.3300	6/29/2009
Executive Vice President	11,734	0	57.3300	6/22/2007
and Chief Financial Officer	12,498	0	57.3300	1/31/2011
	12,543	0	49.9350	1/26/2010
	14,137	0	57.3300	6/23/2008
	19,328	0	44.3750	1/31/2011
	21,441	0	57.3300	6/29/2009
	27,972	0	52.8850	1/26/2010
Johnson, David	963	0	57.1550	11/1/2007
Former President Kraft	4,978	0	66.3150	11/1/2007
North America Commercial	9,059	0	67.0100	11/1/2007
Roberts, Hugh	19,986	0	65.8600	6/23/2008
President Kraft International	28,938	0	65.8600	6/29/2009
Commercial	15,003	0	65.8600	6/22/2007
	23,504	0	65.8600	1/31/2011
Vogelsang, Franz-Josef	14,820	0	43.8750	6/22/2007
Executive Vice President	22,370	0	39.7188	6/23/2008
Global Supply Chain	37,130	0	40.0000	6/29/2009
	34,480	0	44.3750	1/31/2011

Kraft Foods Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rosenfeld, Irene Chief Executive Officer	0	$0
Deromedi, Roger(1) Former Chief Executive Officer	197,327	6,414,594
Dollive, James(2) Executive Vice President and Chief Financial Officer	14,670	426,530
Johnson, David(2) Former President Kraft North America Commercial	24,960	725,712
Roberts, Hugh(2) President Kraft International Commercial	18,860	548,355
Searer, Richard(2) President Kraft North America Commercial	17,470	507,940
Vogelsang, Franz-Josef(2) Executive Vice President Global Supply Chain	19,560	568,707

(1)   Reflects the full vesting of the 2003 stock grant of 55,630 shares on February 3, 2006. Per his separation agreement, stock grants awarded in 2004 and 2005 partially vested on August 31, 2006. Shares granted in 2006 were canceled upon his separation.

(2)   Reflects the full vesting of the 2003 stock grant on February 3, 2006.

Altria Options Exercised

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Rosenfeld, Irene Chief Executive Officer	0	$0
Deromedi, Roger Former Chief Executive Officer	0	0
Dollive, James Executive Vice President and Chief Financial Officer	11,826	255,382
Johnson, David Former President Kraft North America Commercial	49,675	1,301,362
Roberts, Hugh President Kraft International Commercial	38,320	1,299,987
Searer, Richard President Kraft North America Commercial	0	0
Vogelsang, Franz-Josef Executive Vice President Global Supply Chain	15,000	573,063

Pension Benefits

Name	Plan Name	Number of Years of Credited Service(1)		Present Value of Accumulated Benefits(2) ($)		Payments During Last Fiscal Year ($)
Rosenfeld, Irene	Kraft Foods Global, Inc. Retirement Plan	24.2		$509,613		$0
Chief Executive Officer	Kraft Foods Global, Inc.
	Supplemental Benefits Plan I	24.2		2,318,802		0
	Kraft Foods Global, Inc. Supplemental Benefits Plan II	1.7	(3)	670,833		0
Deromedi, Roger	Kraft Foods Global, Inc. Retirement Plan	29.6		400,259		0
Former Chief Executive Officer	Kraft Foods Global, Inc.
	Supplemental Benefits Plan I	29.6		3,784,250		0
	Kraft Foods Global, Inc. Supplemental Benefits Plan II	11.0	(4)	3,805,889		0
Dollive, James	Kraft Foods Global, Inc. Retirement Plan	28.5		655,634		0
Executive Vice President and	Kraft Foods Global, Inc.
Chief Financial Officer	Supplemental Benefits Plan I	28.5		1,915,787		0
Johnson, David	Kraft Foods Global, Inc. Retirement Plan	20.6		369,228		0
Former President Kraft North	Kraft Foods Global, Inc.
America Commercial	Supplemental Benefits Plan I	20.6		1,632,230		0
Roberts, Hugh	Kraft Foods Global, Inc. Retirement Plan	31.6		681,195		0
President Kraft International	Kraft Foods Global, Inc.
Commercial	Supplemental Benefits Plan I	31.6		2,140,991		0
Searer, Richard	Kraft Foods Global, Inc. Retirement Plan	25.7		666,528		0
President Kraft North America	Kraft Foods Global, Inc.
Commercial	Supplemental Benefits Plan I	25.7		1,625,432		0
Vogelsang, Franz-Josef	Kraft Foods Germany Pension Plan	22.3	(5)	2,165,324	(6)	0
Executive Vice President	Kraft Foods Switzerland
Global Supply Chain	Pension Fund	9.1	(5)	1,639,504	(7)	0

(1)   Years of credited service under the plans are equivalent to the years of total service for the employee through December 31, 2006, unless otherwise noted.

(2)   Reflects the actuarial present value of benefits accumulated under the respective retirement plans, in accordance with the same assumptions disclosed in Note 15 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2006.

The assumptions for the Kraft Foods, Global Inc. Retirement Plan, and the Kraft Foods Global, Inc. Supplemental Benefits Plans I and II are as follows:

—Assumes commencement at the earliest age that participants would be eligible for an unreduced pension benefit, which is age 62 for each of the participating named executive officers. Present value amounts are discounted to current age.

—Valuation date of December 31, 2006.

—Discount rate of 5.9%.

—RP 2000 Mortality Table Projected to 2007.

The assumptions for the Kraft Foods Germany Pension Plan are as follows:

—Assumes commencement at normal retirement at age 60. The present value amount is discounted to current age.

—Valuation date of December 31, 2006.

—Discount rate of 4.5%.

—Dr. Klaus Heubeck Mortality Table.

The assumptions for the Kraft Foods Switzerland Pension Fund are as follows:

—Assumes commencement at normal retirement at age 65. The present value amount is discounted to current age.

—Valuation date of December 31, 2006.

—Discount rate of 3.0%.

—BVG 2000 Mortality Table.

Additional detailed information regarding these pension plans is presented on pages 49 and 50.

(3)   Reflects the number of years of credited service in connection with an enhanced pension benefit that provides for additional credited service during the period Ms. Rosenfeld was not employed by the Company between 2004 and 2006.

(4)   Reflects the number of years of credited service in connection with a previous agreement that provides for Mr. Deromedi’s Kraft earnings to be recognized for the purpose of calculating his General Foods pension benefit and his 11 years of service with General Foods will be recognized for the purposes of determining early retirement eligibility.

(5)   The years of credited service under the Kraft Foods Germany Pension Plan reflect Mr. Vogelsang’s service from his date of hire until the date he was transferred to Switzerland under a local Switzerland compensation arrangement. The years of credited service under the Kraft Foods Switzerland Pension Fund reflect Mr. Vogelsang’s service from the date of his transfer to Switzerland as a local paid employee through December 31, 2006.

(6)   Amount has been converted from Euros to U.S. dollars based on the December 29, 2006 currency translation rate of 1 Euro to $1.3139.

(7)   Amount has been converted from Swiss Francs to U.S. dollars based on the December 29, 2006 currency translation rate of 1 Swiss Franc to $0.8173.

Retirement Benefits

Both the qualified and supplemental retirement plans are generally offered to executives, including the named executive officers, and vary by country.

Kraft Foods Global, Inc. Retirement Plan

All eligible full-time and part-time U.S. employees, including executive officers, are covered automatically in a funded non-contributory, tax-qualified defined benefit plan offered by the Company. Benefits under this plan are payable upon retirement in the form of an annuity or a lump sum (if the employee was hired prior to 2004). Normal retirement under this plan is defined as age 65 with five years of vesting service, at which point participants are eligible to receive an unreduced benefit. A participant is also eligible for an unreduced pension benefit at age 62 with 10 years of vesting service, provided that the participant was hired prior to January 1, 2004. Vested participants may elect to receive benefits prior to age 65, but the amount is reduced as benefits are paid over a longer period of time. Participants must have at least five years of service to become vested.

The formula used to calculate a benefit is equal to the following:

•       1.3% of final average pay up to the Social Security Covered Compensation amount  multiplied by years of service up to 30; plus

•       1.675% of final average pay in excess of the Social Security Covered Compensation amount, multiplied by years of service up to 30; plus

•       0.5% of final average pay multiplied by years of service in excess of 30.

Final average pay is defined as the greater of the average of an executive’s salary plus annual bonus during the last 60 consecutive months of service before separation or the five highest consecutive calendar years of salary plus annual bonus out of the last 10 years prior to separation. Social Security Covered Compensation is an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. The Internal Revenue Code has established certain limits on the amount of benefits employees may receive from this plan.

As of December 31, 2006, Mr. Dollive and Mr. Roberts were eligible for early retirement pension benefits under the Kraft Foods, Global Inc. Retirement Plan and Supplemental Benefits Plan I. Eligibility for each of the participating named executive officers begins at age 55 with at least 10 years of vesting service. Early retirement benefits are reduced at a rate 3% per year for each age that a participant elects to retire prior to age 62 with a maximum reduction of 20% at age 55.

Kraft Foods Global, Inc. Supplemental Benefits Plan I

Since there are Internal Revenue Code established limitations on the amount of benefits employees may receive from the tax-qualified pension plan, Kraft offers a Supplemental Defined Benefit Pension Plan. Several named executive officers participate in the Supplemental Defined Benefit Pension Plan. This is an unfunded plan that provides for the difference between what would have been payable based upon the pension plan formula stated above absent the applicable Internal Revenue Code limits and the amount actually payable from the Kraft Foods Global, Inc. Retirement Plan.

Kraft Foods Global, Inc. Supplemental Benefits Plan II - Ms. Rosenfeld

The enhanced pension benefit provided to Ms. Rosenfeld in connection with her joining the Company provides for credited service during the period of 2004 to 2006, when she was not employed by the Company. The formula used to calculate this enhancement is the same as the formula used under the Kraft Foods Global, Inc. Retirement Plan without regard to Internal Revenue Code limitations. The value of this enhancement at current compensation levels, based on current assumptions, is approximately $670,833.

Kraft Foods Global, Inc. Supplemental Benefits Plan II - Mr. Deromedi

Consistent with a previous agreement, Mr. Deromedi’s Kraft earnings will be recognized for the purpose of calculating his General Foods pension benefit and his 11 years of service with General Foods will be recognized for the purposes of determining early retirement eligibility under the Kraft Foods Global, Inc. Supplemental Benefits Plan II. The value of this enhancement is $3,805,889.

Kraft Foods Germany Pension Plan

All eligible full-time employees in Germany, including executive officers, are covered automatically in a funded non-contributory, German tax-qualified defined benefit plan offered by the Company. Benefits under this plan are payable upon retirement in the form of an annuity. Mr. Vogelsang is grandfathered under the plan and is eligible for normal retirement at age 60. Since this is a frozen pension plan for all participants, all benefits under the plan are vested.

This is a frozen pension plan and the benefit is based on Mr. Vogelsang’s 1998 base salary and years of service, up to age 60.

The formula used to calculate a benefit is equal to the following:

•       Years to retirement multiplied by 0.4% multiplied by Social Security Cap Limit (50,311 Euros, or $66,104 based on the December 29, 2007 currency translation rate of 1 Euro to $1.3139); plus

•       Years to retirement multiplied by 1.5% multiplied by 12 months multiplied by the Salary above the Social Security Cap Limit (50,311 Euros or $66,104).

Kraft Foods Switzerland Pension Fund Summary

The calculation for the normal retirement pension is based on current base salary and years of service calculated up to age 65. Participants may elect to receive benefits as early as age 57, but the amount is reduced as benefits are paid over a longer period of time. Employee and employer contributions are 8%. In addition the employer pays for any additional contributions required over the mandatory 8%.

The formula used to calculate a benefit is equal to the following:

•       1.85% multiplied by years of service (maximum of 37 years) multiplied by the participant’s salary. The maximum salary limit in 2006 was 774,000 Swiss Francs or $632,590, based on the December 29, 2006 currency translation rate of 1 Swiss Franc to $0.8173.

Non-Qualified Deferred Compensation

Name	Executive Contributions in 2006(1)	Registrant Contributions in 2006	Aggregate Earnings in 2006	Aggregate Withdrawals/ Distributions	Aggregate Balance as of December 31, 2006
Rosenfeld, Irene	$27,300	$20,475	$32,578	$0	$779,819
Chief Executive Officer
Deromedi, Roger	194,100	145,575	83,254	0	2,056,456
Former Chief Executive Officer
Dollive, James(2)	42,681	20,475	89,202	0	1,790,372
Executive Vice President and Chief Financial Officer
Johnson, David	68,569	34,199	39,074	0	921,261
Former President Kraft North America Commercial
Roberts, Hugh(3)	61,946	29,925	158,844	0	2,736,347
President Kraft International Commercial
Searer, Richard	33,323	24,992	28,736	0	682,583
President Kraft North America Commercial
Vogelsang, Franz Josef(4, 5)	0	0	10,527	0	185,976
Executive Vice President Global Supply Chain

(1)   All executive and registrant contributions made in 2006 were under the Company’s U.S. Supplemental Defined Contribution Plan. Amounts are deferred from the base salary and the Management Incentive Plan amount paid in 2006.

(2)   The aggregate Earnings and balance include amounts previously deferred under the Altria Deferred Long-Term Incentive Plan and the General Foods Management Performance Awards Plan. The aggregate earnings and balance under the Altria Deferred Long-Term Incentive Plan are $37,445 and $585,691, respectively. The aggregate earnings and balance under the General Foods Management Performance Awards Plan are $15,455 and $347,385, respectively.

(3)   The aggregate earnings and balance include amounts previously deferred under the Altria Deferred Long-Term Incentive Plan. The aggregate earnings and balance are $103,751 and $1,444,024, respectively.

(4)   The amounts include earnings and an account balance under the Germany Bonus Deferral plan. The return is fixed at 6%, which was the market rate at the time of deferral.

(5)   Amount has been converted from Euros to U.S. dollars based on the December 29, 2006 currency translation rate of 1 Euro to $1.3139.

U.S. Supplemental Defined Contribution Plan

Since there are Internal Revenue Code established limitations on the amount that may be contributed to the tax-qualified defined contribution plan on behalf of an employee, Kraft offers a Supplemental Defined Contribution Plan. All of the named executive officers, with the exception of Mr. Vogelsang, participate in the Supplemental Defined Contribution Plan. This is an unfunded plan that allows eligible employees to defer a portion of their annual compensation (base salary and annual incentive awards) and receive corresponding company matching amounts to the extent that their contributions to the tax-qualified defined contribution plan (and the corresponding company matching contributions) are limited by Internal Revenue Code section 401(a)(17) or 415. Executives must defer receipt of the payments until retirement. Executive contributions and employer matching amounts earn the same rate of return as the Interest Income Fund, which is a market rate fund available to employees in the tax-qualified defined contribution plan. The rate of return under this investment fund in 2006 was 4.52%.

Altria Deferred Long-Term Incentive Plan

This plan provided participants in the Altria Long-Term Incentive Plan the opportunity to defer receipt of the Cash-Based Long-Term Incentive award at the end of each performance cycle. These deferred amounts were and continue to be credited with a fixed rate of return set at the time of deferral. Mr. Dollive deferred receipt of his 1995—1997 award which is credited at an annual rate of 6.83%. Mr. Roberts deferred receipt of his 1990—1992 award which is credited at an annual rate of 9.00%. Mr. Roberts also deferred receipt of his 1995—1997 Long-Term Incentive award which is credited at an annual rate of 6.83%. Both Messrs. Dollive and Roberts deferred receipt of their awards until retirement, at which time they will receive their awards plus accumulated interest as a lump sum. The opportunity for executives to defer under this program was discontinued after the 1995—1997 performance cycle. Therefore, the plan has not permitted future deferrals since 1998.

General Foods Management Performance Awards Plan

This plan was available to General Foods executives which allowed for the deferrals of annual performance awards. Deferred amounts are credited with a composite rate which is equal to the average of the interest yield established each year under the U.S. tax-qualified defined contribution plan Interest Income Fund and the rate of prime 90-day commercial paper issued by industrial corporations. In 2006, the rate of return credited to deferred balances was equal to 4.66%. Mr. Dollive elected to defer receipt of his award until retirement. Mr. Dollive can elect to receive his award and accumulated interest as a lump sum payment or receive annual installment payments for a period of up to 15 years. The opportunity for executives to defer under this program was discontinued and the last year in which deferrals were permitted was 1995.

Germany Bonus Deferral Plan

Employees in Germany can defer up to 100% of one year’s bonus and Kraft will match 10% of that year’s annual incentive. The amount earns interest of 6% according to an actuarial longevity calculation in a separate account for the employee. Mr. Vogelsang elected to defer 62,633 euros, or $82,293, based on the December 29, 2006 currency translation rate of 1 euro to $1.3139. This amount reflects 25% of his 1996 annual incentive. Mr. Vogelsang can elect to receive his award and accumulated interest as a lump sum payment at age 60 or receive annual installment payments for a period of up to 10 years.

Potential Payments Upon Termination or Change-in-Control

Involuntary Termination without Cause

The Company generally provides separation pay and benefits to its executives, including the named executive officers, in the event of an involuntary termination without cause. These separation benefits are generally structured similarly to those pay and benefits available to all other employees and take account of the employee’s years of service with the Company. The separation pay and benefits available to all employees are generally contingent upon the Company receiving a general release of claims from the employee. For executives, it is typical to use the separation pay and benefits practices in the applicable country as the basis for severance.

On a case-by-case basis, the Company may provide additional pay and benefits to named executive officers in excess of the amount typically payable under a severance pay plan. These additional pay and benefits amounts would be compensation for receiving non-competition, non-solicitation, non-disparagement and confidentiality agreements with executives, in addition to the general release.

The typical elements of separation pay and benefits consist of base salary continuation, health and welfare benefits continuation, and outplacement assistance.

Severance Pay

Severance pay to named executive officers is typically 12 months of base salary and typically include pro-rated incentive payments under the Company’s annual incentive and long-term incentive cash programs. That amount may be increased, at the discretion of management, with the approval of the Committee, in exchange for the executive’s acceptance of the restrictive covenants described above. Severance pay amounts are typically paid as salary continuation. In some cases amounts are payable in the form of a lump sum.

In the event that separation pay is considered deferred compensation and, subject to Section 409A of the Internal Revenue Code, payments that would otherwise have been immediately payable are withheld during the six month period following termination of employment. The Company then pays the amount accrued over the six months, in a lump sum without interest, as soon as permitted under Section 409A.

In addition to the severance pay and benefits described above, in accordance with Ms. Rosenfeld’s letter of employment, if she is involuntarily terminated without cause prior to the vesting of the restricted stock award she was granted upon her joining the Company, she will continue to vest in the restricted stock award on the scheduled vesting dates.

Health and Welfare Benefits Continuation

Named executive officers typically continue participating in the health and welfare benefits during the salary continuation period. If an executive receives severance pay in a lump sum, they are not eligible to participate in the health and welfare benefits plans.

In addition, Mr. Deromedi is eligible to receive lifetime medical, dental and life insurance per an agreement dated March 27, 1989. Mr. Deromedi began receiving such benefits following his salary continuation period which ended on February 23, 2007.

Separation Agreements for Named Executive Officers

The Company entered into separation agreements in 2006 with Messrs. Deromedi and Johnson. Details of these agreements are below.

Provisions of Mr. Deromedi’s Separation Agreement

Mr.  Deromedi ended his employment with Kraft Foods Inc. on June 26, 2006. The following are the terms of his separation agreement:

•       Mr. Deromedi received salary continuation at his rate of pay in the effect on his termination date ($1,200,000) until February 23, 2007. During that period he continued to participate in Kraft’s medical, dental, life insurance, long-term disability, personal accident insurance, tax-qualified and supplemental defined contribution plans and retirement plans as if he were an active employee (subject to tax rules that prohibit severance payment recognition under the tax-qualified defined contribution plan after December 31, 2006).

•       Following the end of the salary continuation period, Mr. Deromedi received a lump sum payment equal to the salary that he would have received from February 24, 2007 through June 26, 2008.

•       Following the salary continuation period, under an agreement related to the acquisition of Kraft Foods Inc. by Altria Group, Inc. and dated March 27, 1989, Mr. Deromedi will be covered by lifetime medical, dental and life insurance benefits on terms at least as favorable as those that were available to the other Kraft Foods Inc. executives as of December 1, 1988. In addition, consistent with a previous agreement, Mr. Deromedi’s Kraft earnings will be recognized for the purpose of calculating his General Foods pension benefit and his 11 years of service with General Foods will be recognized for the purposes of determining early retirement eligibility under the Kraft Foods Global, Inc. Supplemental Benefits Plan II.

•       Mr. Deromedi received a payment of $855,000 for his 2006 Annual Incentive award, pro-rated for service through June 30, 2006 and based on Mr. Deromedi’s individual target percentage of 150% and the actual business unit rating for Kraft for 2006. This payment was made on December 29, 2006.

•       Mr. Deromedi received a payment of $5,075,000 for his 2004-2006 Long-Term Incentive Plan (LTIP) award, pro-rated for service from January 1, 2004 through June 30, 2006 and based on Mr. Deromedi’s individual target percentage of 250%, the actual Kraft LTIP rating and Mr. Deromedi’s base salaries in effect on December 31, 2004, December 31, 2005 and June 30, 2006. This payment was made concurrently with LTIP payments to other eligible Kraft LTIP recipients.

•       Mr. Deromedi realized income of $4,797,152 on 141,697 shares of restricted stock that became vested on August 31, 2006 in accordance with his separation agreement. All other restricted stock shares were forfeited.

•       Mr. Deromedi is entitled to retain his outstanding vested stock options of Altria Group, Inc. and Kraft Foods Inc. until their expiration date.

•       Mr. Deromedi is entitled to continue to participate in the executive car policy and security program through the salary continuation period.

•       Mr. Deromedi is entitled to outplacement services and professional fee reimbursement, up to a combined maximum of $100,000.

•       In consideration for the payments detailed above, Mr. Deromedi agreed pursuant to the Separation Agreement to the following conditions:

(i)                not to work for specified competitors of Kraft through October 31, 2007,

(ii)             not to solicit Kraft’s employees through October 31, 2007,

(iii)          to certain confidentiality and non-disparagement obligations and

(iv)          subject to specified conditions, to cooperate with Kraft with respect to the defense of any matter in which he was involved during his employment with Kraft.

Provisions of Mr. Johnson’s Separation Agreement

The Company announced the departure of Mr. Johnson on September 12, 2006. The following are the terms of his separation agreement:

•       Mr. Johnson was paid his regular salary through October 31, 2006 (the “Termination Date”).

•        After May 1, 2007, Mr. Johnson will receive the following separation payments from Kraft:

(i)                by May 10, 2007, a lump sum payment, less applicable withholding, equal to six (6) months of Mr. Johnson’s base salary in effect on the Termination Date; and

(ii)             twelve (12) months of his salary to be paid on a salary continuation basis, at his bi-weekly base salary in effect on the Termination Date, from May 1, 2007 through April 30, 2008 (the “Salary Continuation Period”).

•       Mr. Johnson also received:

(i)                a payment of $391,400 in respect of his 2006 annual incentive award under the Kraft Management Incentive Plan, paid on the basis of Mr. Johnson’s individual target percentage and the actual business unit rating for Kraft for full fiscal year 2006 as determined by the Compensation Committee of Kraft’s Board of Directors (the “Committee”), pro-rated from January 1, 2006 through the October 31, 2006,

(ii)             a payment of $1,543,400 in respect of his 2004-2006 Long-Term Incentive Plan (“LTIP”) award, to be paid on the basis of Mr. Johnson’s individual target percentage and the actual Kraft LTIP rating, as determined by the Committee, pro-rated from January 1, 2004 through the Termination Date, and

(iii)          a lump sum payment, less required deductions, of $1,877,000.

•       Mr. Johnson is entitled to exercise any vested stock options that he holds in Altria Group, Inc. and the Company pursuant to the terms of the applicable option grant up until 12 months from his Termination Date.

•       Mr. Johnson forfeits any right to his unvested 2004, 2005 and 2006 Kraft restricted stock awards.

•       Mr. Johnson is eligible to receive Kraft medical, dental, life, long-term disability and personal accident insurance coverage pursuant to the terms of these Kraft benefit plans as if he were an employee until April 30, 2008 subject to agreeing to reimburse Kraft for the costs of such medical and dental insurance coverage.

•       Mr. Johnson will also be credited with pension service under Kraft’s Defined Benefit Pension Plan (both funded and supplemental) from November 1, 2006 through April 30, 2008.

•       In consideration for the payments detailed above, Mr. Johnson agreed pursuant to the Separation Agreement to the following conditions:

(i)                not to work for specified competitors of Kraft through October 31, 2007,

(ii)             not to solicit Kraft’s employees through October 31, 2007,

(iii)          to certain confidentiality and non-disparagement obligations and

(iv)          subject to specified conditions, to cooperate with Kraft with respect to the defense of any matter in which he was involved during his employment with Kraft.

Potential Payout Upon an Involuntary Termination Without Cause

The table below was prepared as though each of the named executive officers had Involuntarily Terminated Without Cause on December 29, 2006 (or on the actual separation dates for Messrs. Deromedi and Johnson). The assumptions and valuations are noted in the footnotes to the table.

Involuntary Termination Without Cause

Name	Salary Continuation(1)	Annual Cash Incentive Award(2)		Long-Term Incentive Plan Award(2)		Continuation of Health & Welfare Benefits(3)		Value of Unvested Restricted Stock Awards		Other Payments		Present Value of Additional Retirement Plan Benefits
Rosenfeld, Irene	$2,600,000	$1,950,000		$3,250,000		$16,000		$13,824,111	(4)	$0		$0
Chief Executive Officer
Deromedi, Roger	2,400,000	855,000	(5)	5,075,000	(5)	538,000	(6)	4,797,152	(7)	100,000	(8)	36,313	(9)
Former Chief Executive Officer
Dollive, James	450,000	270,000		997,500		8,000		0		0		0
Executive Vice President and Chief
Financial Officer
Johnson, David	952,500	391,400	(10)	1,543,400	(10)	12,000		0		1,877,000	(11)	255,108	(12)
Former President Kraft North America
Commercial
Roberts, Hugh	545,000	436,000		2,018,750		8,000		0		0		0
President Kraft International Commercial
Searer, Richard	600,000	396,600		1,278,734		8,000		0		0		0
President, Kraft North America
Commercial
Vogelsang, Franz-Josef(13)	674,273	539,418		2,477,441		0		0		0		0
Executive Vice President Global Supply
Chain

(1)   For the named executive officers active as of December 31, 2006, the amounts reflect the following:   24 months of base salary continuation for Ms. Rosenfeld; and 12 months of base salary continuation for each of the other named executive officers. For Mr. Deromedi, the amount reflects 24 months of base salary payments, per his separation agreement. For Mr. Johnson, the amount reflects 18 months of base salary payments, per his separation agreement.

(2)   Amounts reflect the pro-rated annual cash and long-term incentive plan awards based on business performance ratings of 100% and awards paid at the named executive officer’s individual target, unless otherwise noted.

(3)   Amounts reflect the Company cost of providing health and welfare benefits for the period of time the named executive officer continues on base salary continuation, unless otherwise noted.

(4)   Per the terms of Ms. Rosenfeld’s employment offer, all unvested restricted shares granted to her as a sign-on award will continue to vest on the scheduled vesting dates. The value of the restricted stock award is based on a December 29, 2006 closing stock price of $35.70.

(5)   Amounts reflect the pro-rated annual cash and long-term incentive plan awards consistent with the terms of Mr. Deromedi’s separation agreement. Both the annual cash and long-term incentive awards were prorated through June 30, 2006.

(6)   Amount includes six months of health and welfare benefits ($4,000) while Mr. Deromedi was on salary continuation. The additional $534,000 reflects the present value of the retiree medical, dental and life insurance Mr. Deromedi will receive for his lifetime under a previous agreement with the Company.

(7)   Reflects the partial vesting of restricted stock grants awarded to him in 2004 and 2005 that vested on August 31, 2006. The amount is equal to the fair market value of the awards on August 31, 2006 which was the date of the executed agreement. The fair market value on August 31, 2006 was $33.86.

(8)   The value reflects the maximum amount reimbursable for professional and outplacement fees, however, this value excludes Mr. Deromedi’s continued participation in the Company’s executive car and security program through February 23, 2007.

(9)   The amount reflects the additional estimated present value of Mr. Deromedi’s benefit accrued during the period from January 1, 2007 through February 23, 2007. The assumptions for this calculation are consistent with the assumptions disclosed in the Pension Benefits table on page 47.

(10) Amounts reflect the pro-rated annual cash and long-term incentive plan awards consistent with the terms of Mr. Johnson’s separation agreement. Both the annual cash and long-term incentive awards were prorated through October 31, 2006.

(11) Amount reflects a discretionary separation payment. Additional provisions of Mr. Johnson’s agreement are presented on page 55.

(12) The amount reflects the additional estimated present value of Mr. Johnson’s benefit accrued during the 18-month salary continuation period. The assumptions for this calculation are consistent with the assumptions disclosed in the Pension Benefits table on page 47.

(13)     Based on the December 29, 2006 currency translation rate of 1 Swiss Franc to $0.8173.

Change-in-Control Arrangements

The Company does not currently maintain a change-in-control severance plan. In the event of a change-in-control, unvested stock awards would immediately vest and be payable in cash immediately following the consummation of a change-in-control at the “Change-in-Control Price”, as defined in the 2005 Performance Incentive Plan. In addition, any pro-rated incentive awards earned under an incentive plan covered under the 2005 Performance Incentive Plan shall be immediately payable in cash at the participant’s maximum award opportunity multiplied by the number of full and partial months that had elapsed during the performance cycle. In general, any excise tax payments are the responsibility of the executive. Although, in accordance with Ms. Rosenfeld’s letter of employment, the Company agreed to reimburse and fully gross up for any excise or additional taxes that are incurred from the vesting of the restricted stock award granted in connection with her joining the Company.

Potential Payout Upon an Involuntary Termination Due to a Change-in-Control

The table below was prepared as though each of the named executive officers had been terminated involuntarily without cause following a change-in-control on December 29, 2006. The assumptions and valuations are noted in the footnotes to the table.

Involuntary Termination Due to a Change-in-Control

Name	Salary Continuation(1)	Annual Cash Incentive Award(2)	Long-Term Incentive Plan Award(3)	Continuation of Health & Welfare Benefits(4)	Value of Unvested Stock Awards(5)	Excise Tax & Gross-Up
Rosenfeld, Irene	$2,600,000	$3,809,000	$3,575,000	$16,000	$13,824,111	$7,435,912	(6)
Chief Executive Officer
Dollive, James	450,000	513,000	1,097,250	8,000	2,100,231	0
Executive Vice President and Chief
Financial Officer
Roberts, Hugh	545,000	861,100	2,220,625	8,000	4,799,508	0
President Kraft
International Commercial
Searer, Richard	600,000	761,500	1,406,607	8,000	4,136,559	0
President, Kraft North America
Commercial
Vogelsang, Franz Josef(7)	674,273	1,065,351	2,725,185	0	3,189,438	0
Executive Vice President
Global Supply Chain

(1)   The amounts reflect 24 months of base salary continuation for Ms. Rosenfeld and 12 months of base salary continuation for each of the other named executive officers.

(2)   Values reflect the estimated maximum award amount based on target business unit ratings (100%) and the named executive officer’s individual award maximum (approximately 200% of target). The maximum amount is capped at $10 million, under the 2005 Performance Incentive Plan.

(3)   Values reflect the estimated maximum award amount based on a target Company rating (100%) and the named executive officer’s individual award maximum (110% of target). The maximum amount is capped at $8 million per each year of the performance cycle, under the 2005 Performance Incentive Plan.

(4)   Amount reflects the Company cost of providing health and welfare benefits for the period of time the named executive officer continues on base salary continuation.

(5)   The values reflect the immediate vesting of all outstanding restricted stock awards as of the effective date of the change-in-control, based on a December 29, 2006 closing stock price of $35.70.

(6)   The assumptions used to calculate the excise and associated taxes for Ms. Rosenfeld are as follows:

–  change in control occurs on December 29, 2006 and Ms. Rosenfeld is terminated on that date;

–  Ms. Rosenfeld’s restricted stock award granted on June 27, 2006 vests December 29, 2006;

–  base amount for calculations are based on taxable wages for the years 2001 through 2003; and

–  Ms. Rosenfeld was assumed to be subject to the maximum Federal and Illinois income and other payroll taxes, aggregating to an effective tax rate of 39.45%.

(7)   Based on the December 29, 2006 currency translation rate of 1 Swiss Franc to $0.8173.

Potential Payout Upon Other Types of Separations

In the event that a named executive officer is terminated from the Company due to death, disability or normal retirement, all unvested restricted stock would vest in all cases. In addition, such named executive officers would become eligible for award payments under the annual cash and long-term incentive plans. Such award payments would be pro-rated based on the number of months such named executive officer participated in the applicable plans.

Other than the types of compensation and benefits described in the above tables or as would be received by all other salaried employees, no other special payments are earned by or would be awarded to the named executive officers.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of Class A Common Stock and Altria Group common stock beneficially owned at February 9, 2007, by each director, nominee for director, executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. None of these individuals owns Class B Common Stock. None of the Class A Common Stock owned by these individuals are subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of the directors and executive officers of the Company individually and as a group is less than 1% of the outstanding Class A Common Stock and less than 1% of Altria Group’s outstanding common stock.

	Amount and Nature of Beneficial Ownership
Name	Class A Common Stock(1)	Altria Group Common Stock(2)
Ajay Banga	0	0
Jan Bennink	6,900	0
Louis C. Camilleri	18,000	2,604,754
Dinyar S. Devitre	617	196,253
James P. Dollive	180,927	237,645
Mark D. Ketchum	0	1,000
Richard A. Lerner, M.D.	6,997	0
John C. Pope	18,603	0
Irene B. Rosenfeld	531,610	0
Mary L. Schapiro	17,303	0
Richard G. Searer	259,136	9,835
Franz-Josef Vogelsang	200,933	122,800
Charles R. Wall	31,620	1,437,243
Deborah C. Wright	14,535	0
Group (20 persons)	1,881,862	4,913,520

(1)   Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 9, 2007 as follows: Mr. Dollive, 96,774; Mr. Pope, 3,995; Ms. Schapiro, 3995; Mr. Searer, 103,240; Mr. Vogelsang, 80,570; Mr. Wall, 26,620; Ms. Wright, 3,995; and group, 436,119. Also includes shares of restricted stock awarded under the 2001 and 2005 Performance Incentive Plans as follows: Mr. Dollive, 57,530; Ms. Rosenfeld, 531,510; Mr. Searer, 124,000; Mr. Vogelsang, 93,370; and group, 1,182,834. Also includes shares of restricted and deferred stock pursuant to the 2001 Non-Employee Directors Plan and 2006 Stock Compensation Plan for Non-Employee Directors as follows: Mr. Bennink, 3,689; Dr. Lerner, 3,689; Mr. Pope, 3,689; Ms. Schapiro, 3,689; Ms. Wright, 3,689; and group, 18,445. Includes 300 shares as to which Mr. Pope disclaims beneficial ownership (shares held by children) and 100 shares as to which Ms. Rosenfeld disclaims beneficial ownership (shares held by spouse). Does not include share equivalents held pursuant to the 2001 Non-Employee Directors Plan as follows: Mr. Pope, 7,238; and Ms. Schapiro, 5,680.

(2)   Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 9, 2007 as follows: Mr. Camilleri, 1,960,140, Mr. Dollive, 123,942; Mr. Vogelsang, 108,800; Mr. Wall, 1,097,039; and group, 3,502,153. Also includes shares of restricted common stock as follows: Mr. Camilleri, 496,900; Mr. Devitre, 56,000; Mr. Wall, 130,950; and group, 683,850. Includes 14,000 shares as to which Mr. Vogelsang disclaims beneficial ownership (shares held by spouse). Does not include share equivalents held pursuant to the 2005 Performance Incentive Plan as follows: Mr. Camilleri, 114,470; Mr. Devitre, 24,040; and Mr. Wall, 25,190. Also does not include share equivalents held pursuant to the Company’s 2006 Stock Compensation Plan for Non-Employee Directors as follows: Dr. Lerner, 2,478.

At February 9, 2007, Altria Group beneficially owned 276,456,140 shares of Class A Common Stock, representing 60.1% of the outstanding Class A Common Stock, and 1,180,000,000 shares of Class B Common Stock, representing 100% of the outstanding Class B Common Stock.

Other than Altria Group, the only persons or groups known to the Company to be beneficial owners of more than 5% of its Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class A Common Stock Outstanding
Lord, Abbett & Co. LLC(1)	32,459,605	7.4
90 Hudson Street Jersey City, NJ 07302

(1)   The Company has obtained information concerning the Class A Common Stock beneficially owned by Lord, Abbett & Co. LLC as of December 29, 2006 from a Schedule 13G dated February 12, 2007, filed with the Securities and Exchange Commission by Lord, Abbett & Co. LLC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Altria Group

At February 28, 2007, Altria Group owned 88.8% of the outstanding shares of the Company’s capital stock through its ownership of 60.1% of the outstanding Class A Common Stock, and 100% of the outstanding Class B Common Stock. Class A Common Stock has one vote per share while Class B Common Stock has ten votes per share. Therefore, at February 28, 2007, Altria Group held 98.5% of the combined voting power of the outstanding Common Stock.

On January 31, 2007, Altria Group’s Board of Directors approved a tax-free distribution to its stockholders of all of its interest in the Company (the “Distribution”). Until the Distribution, Altria Group will continue to own shares representing more than 50% of the combined voting power of the Common Stock, being able to direct the election of all members of the Board and exercise a controlling influence over the business and affairs of the Company. In connection with the Distribution, Mr. Wall and Mr. Devitre will either resign on the Distribution date or not stand for re-election at the Company’s 2007 Annual Meeting of Stockholders, whichever is earlier. The Board requested that and Mr. Camilleri agreed to continue serving on the Company’s Board after the Distribution and to be renominated for election at the 2007 Annual Meeting. On the Distribution date, Mr. Camilleri will resign the Chairmanship.

Included below are descriptions of certain agreements, relationships and transactions the Company has with Altria Group that will remain in effect until the Distribution. The agreements are filed as exhibits to the Company’s filings with the Securities and Exchange Commission and the summaries below are qualified in all respects by reference to the full text of the exhibits.

Corporate Agreement

The Company has entered into a corporate agreement with Altria Group under which Altria Group has a continuing option to purchase additional shares of Class A Common Stock. Altria Group may exercise the option simultaneously with the issuance of any equity security of the Company, only to the extent necessary to permit Altria Group to maintain its then-existing percentage ownership of Common Stock. This option is not exercisable upon the issuance of stock in connection with employee compensation. The purchase price of the shares of Class A Common Stock purchased upon any exercise of this option will be equal to the price paid for Class A Common Stock in the related issuance if the Company issues Class A Common Stock for cash, or the then current market price of Class A Common Stock if the Company issues a different equity security or Class A Common Stock for other than cash.

The corporate agreement provides that all material intercompany transactions, including any material amendments to the corporate agreement, the services agreement, the tax sharing agreement or any other agreement between the Company and Altria Group, will be subject to the approval of the Audit Committee of the Board, which is composed solely of independent directors.

The Company has agreed with Altria Group that both it and Altria Group have the right to engage in the same or similar business activities as the other party, do business with any customer or client of the other party, and employ or engage any officer or employee of the other party. Neither Altria Group nor the Company, nor their respective related persons, will be liable to the other as a result of engaging in any of these activities.

Under the corporate agreement, the Company must obtain Altria Group’s written consent before: entering into any agreement binding Altria Group or that contains provisions that trigger a default or require a material payment when Altria Group exercises its rights to convert Class B Common Stock; declaring extraordinary dividends; and issuing any equity securities except for Class A Common Stock issued or granted to the Company’s employees.

The corporate agreement will terminate on the date of the Distribution, except that the indemnification provisions will survive the termination.

Services Agreement

Altria Group’s subsidiary, Altria Corporate Services, Inc., provides the Company with various services, including planning, legal, treasury, auditing, insurance, human resources, office of the secretary, corporate affairs, information technology, aviation and tax services. Billings for these services, which were based on the cost to Altria Corporate Services, Inc. to provide such services and a 5% management fee based on wages and benefits, were $178 million, $237 million and $310 million for the years ended December 31, 2006, 2005 and 2004, respectively. These costs were paid to Altria Corporate Services, Inc. monthly. The Company performed at a similar cost various functions in 2006 and 2005 that previously had been provided by Altria Corporate Services, Inc., resulting in lower service charges in 2006 and 2005. The Company plans to undertake all remaining services currently provided by Altria Corporate Services, Inc. at a similar cost in 2007. Although the cost of these services cannot be quantified on a stand-alone basis, management has assessed that the billings are reasonable based on the level of support provided by Altria Corporate Services, Inc., and that they reflect all services provided. The cost and nature of the services are reviewed annually by the Company’s Audit Committee, which is comprised of independent directors. The effects of these transactions are included in operating cash flows in the Company’s consolidated statements of cash flows.

Altria Corporate Services, Inc. and the Company may each terminate any or all of the services under the services agreement by giving the other party written notice at least 12 months in advance of termination. The Company anticipates that the services agreement will terminate on the date of the Distribution, and Altria Corporate Services, Inc. has agreed to provide the Company with reasonable assistance to make an orderly transition to other service providers upon the termination of the services agreement.

Tax-Sharing Agreement

The U.S. accounts of the Company are included in the consolidated federal income tax return of Altria Group. Income taxes are generally computed on a separate company basis. To the extent that foreign tax credits, capital losses and other credits generated by the Company, which cannot currently be utilized on a separate company basis, are utilized in Altria Group’s consolidated federal income tax return, the benefit is recognized in the calculation of the Company’s provision for income taxes. Based on the Company’s current estimate, this benefit is calculated to be approximately $195 million, $225 million and $70 million for the years ended December 31, 2006, 2005 and 2004, respectively. The amounts in 2005 and 2006 include dividend repatriations and the impact of certain legal entity reorganizations. The benefit is dependent on a variety of tax attributes that have a tendency to vary year to year. The Company makes payments to, or is reimbursed by, Altria Group for the tax effects resulting from its inclusion in Altria Group’s consolidated federal income tax return, including current taxes payable and net changes in tax provisions. The Company is assessing opportunities to mitigate the loss of tax benefits upon Altria Group’s distribution of its Kraft shares, and currently estimates the annual amount of lost tax benefits to be in the range of $50 million to $75 million. Significant judgment is required in determining income tax provisions and in evaluating tax positions. The Company establishes additional provisions for income taxes when, despite the belief that existing tax positions are fully supportable, there remain certain positions that are likely to be challenged and that may not be sustained on review by tax authorities. The Company evaluates and potentially adjusts these provisions in light of changing facts and circumstances. The consolidated tax provision includes the impact of changes to accruals that are deemed necessary. The Company expects its effective tax rate to average 35.5% in 2007 (up from 31.7% in 2006), excluding the impact of charges for asset impairment, exit and implementation costs, and one-time gains and losses related to acquisitions and divestitures.

Borrowings from Altria Group

At December 31, 2006 and 2005, the Company had short-term amounts payable to Altria Group of $607 million and $652 million, respectively. The amounts payable to Altria Group generally include accrued dividends, taxes and service fees. Interest on intercompany borrowings is based on the applicable London Interbank Offered Rate.

Review, Approval and Ratification of Transactions with Related Persons

The Board has adopted written policy and procedures for review, approval and ratification of transactions involving the Company and “related persons”. Related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy

•       Related person transactions must be approved by the Board’s Nominating and Governance Committee or any other committee of the Board comprised of independent directors designated by the Board.

•       When determining whether to approve, ratify, disapprove or reject any transaction, the relevant committee will consider all relevant factors, including the commercial reasonableness of the transaction, the materiality of the related person’s direct or indirect interest in the transaction, whether the transaction may involve an actual or the appearance of a conflict of interest, and the impact of the transaction on director’s independence as defined in the Company’s Corporate Governance Guidelines and under NYSE listing standards.

•       The relevant committee will approve or ratify only those related person transactions that it determines in good faith are in the best interests of the Company and its stockholders.

Procedures

•       Each director, director nominee and executive officer must promptly notify the Corporate Secretary in writing of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.

•       Any reported transaction that may qualify as a related person transaction will be referred to the Board’s Nominating and Governance Committee or any other committee of the Board comprised of independent directors designated by the Board.

•       If the related person participating in the reported transaction is a director or an immediate family member of a director, then the director cannot participate in any deliberations or decisions regarding the reported transaction.

•       If the relevant committee determines that the reported transaction is a related person transaction, then such committee will review, approve, disapprove or ratify the related person transaction.

•       If the related person transaction was not approved in advance or if a reported transaction was not determined to be a related person transaction at the time it was entered into but thereafter became a related person transaction, such transaction must be presented to the relevant committee for ratification. If such related person transaction is not ratified by the relevant committee, then the Company will take all reasonable actions to attempt to terminate the Company’s participation in such transaction.

•       The Company may perform an annual search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.

Pursuant to the Company’s policy and procedures, no reported transaction qualified as a related person transaction and therefore no reported transaction was referred to the Board’s Nominating and Governance Committee for review.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, the Company believes that all filings required to be made were timely made in accordance with the requirements of the Exchange Act, except as follows:

•       Altria Group failed to timely file two Forms 4 in December 2006 reporting changes in its ownership of Kraft Class A Common Stock. Altria Group promptly filed the Forms 4 reporting such change after discovering this error.

•       In February 2007, Mr. David A. Brearton, one of the Company’s executive officers, failed to report a change in his ownership of Kraft Class A Common Stock due to an internal reporting error (his name was omitted from the report of vested restricted stock that triggers tax withholding obligations). A Form 4 reporting such change was immediately filed after this error was found.

•       Pamela E. King, one of the Company’s executive officers, failed to report her ownership of 500 shares of Kraft Class A Common Stock on the Form 3 that was filed when she became an executive officer. A Form 5 reporting the additional holdings was filed in February 2007, immediately after this error was found.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

The Company is providing an Annual Report to stockholders who receive this Proxy Statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. You may review the Company’s filings with the Securities and Exchange Commission by visiting the Company’s website at www.kraft.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

2008 ANNUAL MEETING OF STOCKHOLDERS

The Company presently anticipates that the 2008 Annual Meeting of Stockholders will be held April 22, 2008 or thereabouts.

Article I, Section 4 of the Company’s Amended and Restated By-Laws sets forth the procedures that a stockholder must follow to present other business at the Annual Meeting. In summary, in order for a stockholder to present other business at the 2008 Annual Meeting, the stockholder must give notice of the other business to the Company’s Corporate Secretary. The Corporate Secretary must receive that notice between October 15 and November 14, 2007. The notice of other business must include the information specified in Article I, Section 4 of the Company’s By-Laws.

For a stockholder to include a proposal in the Company’s 2008 Proxy Statement and proxy card for the meeting, including pursuant to Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act, and to present that proposal at the 2008 Annual Meeting, the Company’s Corporate Secretary must receive the proposal no later than November 14, 2007. The notice of proposal must also include the information specified in Article I, Section 4 of the Company’s By-laws.

Article II, Section 4 of the Company’s Amended and Restated By-laws sets forth the procedures a stockholder must follow to nominate directors at the Annual Meeting. In summary, for a stockholder to nominate a candidate for director at the 2008 Annual Meeting, notice of the nomination must be received by the Company’s Corporate Secretary between October 15 and November 14, 2007. The notice of nomination must include the information specified in Article II, Section 4 the Company’s By-laws.

In each case, the notice must be timely given to the Company’s Corporate Secretary, Three Lakes Drive, Northfield, Illinois, 60093.

The Company will furnish a copy of the Company’s Amended and Restated By-laws without charge upon written request by any stockholder to the Corporate Secretary.

March 13, 2007	Carol J. Ward Vice President and Corporate Secretary

Exhibit A

CORPORATE GOVERNANCE GUIDELINES

Kraft Foods Inc.

Table of Contents

A.	ROLE AND RESPONSIBILITY OF THE BOARD		A-2
B.	BOARD COMPOSITION, STRUCTURE AND POLICIES		A-2
	1.	Board Size	A-2
	2.	Altria Nominees	A-2
	3.	Independence of Directors	A-2
	4.	Annual Election of Directors	A-2
	5.	Board Membership Criteria	A-3
	6.	Limitation on Number of Management Directors	A-3
	7.	Chairman of the Board	A-3
	8.	Change in Primary Employment	A-3
	9.	Conflicts of Interest	A-3
	10.	No Specific Limitations on Other Board Service	A-3
	11.	No Limitations on Terms	A-4
	12.	Retirement Age for Directors	A-4
	13.	Director Orientation and Continuing Education	A-4
	14.	Director Communications with Third Parties	A-4
	15.	Stockholder Communications with the Board	A-4
C.	BOARD MEETINGS		A-5
	1.	Frequency of Meetings	A-5
	2.	Strategic Plan Review	A-5
	3.	Attendance at Meetings	A-5
	4.	Information Flow and Distribution of Meeting Materials	A-5
	5.	Selection of Agenda Items	A-5
	6.	Access to Management and Independent Advisors	A-5
	7.	Executive Sessions	A-5
D.	COMMITTEES OF THE BOARD		A-6
	1.	Committees and Responsibilities	A-6
	2.	Membership and Chairs of Committees	A-6
	3.	Committee Agendas, Meetings and Reports to the Board	A-6
E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING		A-7
	1.	Annual CEO Evaluation	A-7
	2.	Succession Planning	A-7
	3.	Board and Committee Self-Evaluations	A-7
F.	BOARD COMPENSATION		A-7
G.	CONFIDENTIAL VOTING		A-7
H.	REVIEW AND AMENDMENT OF THESE GUIDELINES		A-8
	ANNEX A: Categorical Standards of Director Independence		A-8

Kraft Foods Inc.

Corporate Governance Guidelines

A.              ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.              BOARD COMPOSITION, STRUCTURE AND POLICIES

1.                Board Size

The Nominating and Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members, although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.    Altria Group Nominees

Under the terms of a corporate agreement (the “Corporate Agreement”) entered into between the Company and Altria Group, Inc. (“Altria Group”), so long as Altria owns shares representing 50% or more of the voting power of the Company’s outstanding Common Stock, Altria has the right to designate for nomination by the Board three members of the Board, including the Chairman of the Board. Altria also has the right to fill any vacancy resulting from an Altria designee ceasing to serve on the Board.

3.    Independence of Directors

The Board shall have a majority of directors who meet the “independence” requirements under New York Stock Exchange Listing Standards. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

4.                Annual Election of Directors

All directors are elected annually by the Company’s stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board’s recommendations are based on the recommendations of the Nominating and Governance Committee.

Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders. Stockholders who wish to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093, who will provide the notice to the Nominating and Governance Committee. The Nominating and Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors for election at an annual meeting of stockholders, which are also summarized in our proxy statement each year.

5.                Board Membership Criteria

Subject to the terms of the corporate agreement with Altria, the Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

6.                Limitation on Number of Management Directors

The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as member of the Board. The Board may from time to time determine that it is appropriate to nominate additional members of management to the Board.

7.                Chairman of the Board

Pursuant to the terms of the Corporate Agreement with Altria, Altria has the right to designate the Chairman of the Board.

8.    Change in Primary Employment

Non-management and non-Altria -designated directors who retire or change their primary employment must tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

9.                Conflicts of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Governance Committee for evaluation and appropriate resolution.

If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

10.         No Specific Limitations on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Governance Committee and the Board will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies. If a member of the Audit Committee serves on the audit committees of more than three public companies, the Board shall determine whether such simultaneous service would impair the ability of such member to serve effectively on the Audit Committee.

11.  No Limitations on Terms

The Board does not believe in term limits for directors because they would deprive the Board of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

12.  Retirement Age for Directors

Non-employee directors may not stand for re-election to the Board after they have reached the age of 72, except that the Board may from time to time ask a non-employee director to stand for election beyond the age of 72 when it believes that it is in the best interests of stockholders.

A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign from the Board upon reaching the age of 65.

13.  Director Orientation and Continuing Education

The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company’s operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities. The Company will reimburse directors for reasonable costs incurred in connection with such continuing education.

14.  Director Communications with Third Parties

The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

15.         Stockholder Communications with the Board

Stockholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093 or to Kraft-Board@kraft.com. The non-management directors have established procedures for the handling of communications from stockholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, are to be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.             BOARD MEETINGS

1.                Frequency of Meetings

The Board typically holds regular meetings during the months of January, March, April, June, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.    Strategic Plan Review

The Board meets at an offsite location for several days each year to review the Company’s strategic plan.

3.    Attendance at Meetings

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.    Information Flow and Distribution of Meeting Materials

Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.    Selection of Agenda Items

An annual planning calendar is prepared for the Board covering recurring items and for planning purposes. The Chairman determines the agenda for each meeting of the Board, taking into account the annual planning calendar, suggestions from other members of the Board and consultation with senior management, including the Chief Executive Officer.

6.    Access to Management and Independent Advisors

Board members have unrestricted access to management. The Board and each committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the committees as they may deem appropriate.

7.    Executive Sessions

Non-management directors meet in regularly scheduled sessions following each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. In lieu of a regularly presiding director, the Chairman presides over the executive sessions of the non-management directors and the Chairman of the Audit Committee presides over the executive sessions of the independent directors.

D.              COMMITTEES OF THE BOARD

1.                Committees and Responsibilities

Pursuant to the Company’s By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities: There are currently three Board committees:

•       Audit Committee. The committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

•       Compensation Committee. The committee is responsible for discharging the Board’s responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

•       Nominating and Governance Committee. The committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each Annual Meeting of Stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees, developing and recommending to the Board the Company’s corporate governance principles and overseeing the evaluation of the Board and its committees and management.

A full description of the responsibilities of each of the committees is set forth in the committee charters that are published on the Company’s website.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.                Membership and Chairs of Committees

Based upon the recommendation of the Nominating and Governance Committee, the Board elects the members and chairs of each committee at its annual organizational meeting following the Annual Meeting of Stockholders.

The members of the Audit Committee, Compensation Committee, and Nominating and Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the committee charters. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined in regulations of the Securities and Exchange Commission.

The Board does not favor mandatory rotation of committee assignments or chairs. The Board believes that experience and continuity are more important than rotation.

3.                Committee Agendas, Meetings and Reports to the Board

The chair of each committee, in consultation with the other committee members and with management, shall set meeting agendas and determine the frequency and length of committee meetings. Each committee reports its actions and recommendations to the Board.

E.               PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.                Annual CEO Evaluation

In conjunction with the Chairman, the Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer’s performance and its determination of the Chief Executive Officer’s compensation. The Chair of the Compensation Committee will communicate this evaluation to the Chief Executive Officer.

2.                Succession Planning

The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and reviewing candidates to fill other senior executive positions. The Compensation Committee also recommends to the Board succession plans for the Chief Executive Officer in the event of an emergency or the retirement of the Chief Executive Officer.

3.                Board and Committee Self-Evaluations

The Nominating and Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board will discuss the results of the self-evaluations to determine whether the Board and committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.               BOARD COMPENSATION

The Compensation Committee periodically benchmarks non-employee director compensation against the Compensation Survey Group and general industry data, considers the appropriateness of the form and amount of non-employee director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of non-employee director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of stockholders.

Employees of the Company or of Altria or any of its subsidiaries who serve as directors shall not receive any additional compensation for service on the Board.

G.             CONFIDENTIAL VOTING

It is the Company’s policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company’s policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

H.             REVIEW OF THESE GUIDELINES

The Nominating and Governance Committee will review these Corporate Governance Guidelines at least annually, and will report the results of its review and make recommendations to the full Board as to any changes. The Board has the authority to amend or modify these Corporate Governance Guidelines.

Annex A

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company. The Board has established the categorical standards set forth below to assist it in making such determinations.

1.                A director will not be considered independent if the director:

i.	is, or within the last three years has been, employed by the Company or any of its subsidiaries;
ii.	has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;
iii.

receives, or during any 12 months period within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

iv.

has an immediate family member who receives, or during any 12 months period within the last three years has received, more than $100,000 per year in direct compensation as an executive employee of the Company or any of its subsidiaries other than pension or other forms of deferred compensation (provided such compensation is not contingent on continued service);

v.	is a current partner or a current employee of the independent auditors of the Company or any of its subsidiaries;
vi.

has an immediate family member who is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and participates in its audit, assurance, or tax compliance (but not tax planning) practice;

vii.

was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

viii.

has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

ix.

is or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company’s compensation committee;

x.

has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company’s compensation committee;

xi.

is a current employee of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

xii.

has an immediate family member who is a current executive officer of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2.                Relationships of the following types will not be considered material relationships that would impair a director’s independence:

i.

charitable donations or pledges made by the Company or its subsidiaries to a charitable organization of which a director is, or within the last three year has been, an executive officer, director, trustee or the equivalent in an amount that, in any single fiscal year, does not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

ii.

commercial relationships in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not, or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case that does not, cross the bright-line tests in Sections 1 (xi) and 1 (xii) above and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company; or

iii.

membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or another director of the Company;

iv.	service on the board of another company at which an executive officer or another director of the Company also serves as a board member, except as set forth in Sections 1 (ix) and 1 (x) above; and
v.

employment by a director at another company, or service on the board of another company by a director, where the independent auditor for such other company is also the independent auditor for the Company.

Amended as of February 26, 2006

Exhibit B

AUDIT COMMITTEE CHARTER

Kraft Foods Inc.

Audit Committee Composition and Meetings

The Audit Committee of the Board of Directors of Kraft Foods Inc. (the “Committee”) shall be composed of three or more non-employee directors who meet the “independence” requirements of the New York Stock Exchange and applicable laws, rules and regulations for audit committee membership. All members of the Committee shall be financially literate, at least one member shall be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”), and at least one member of the Committee (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards, all as determined in the business judgment of the Board of Directors.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee’s members. The members of the Committee may be removed by the Board.

The Committee shall meet at least six times annually or more frequently as circumstances may require. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company’s Chief Financial Officer, shall set meeting agendas. The Committee shall meet separately periodically in executive session with management, the internal auditors, the independent auditors, and as a committee to discuss any matters that the Committee or the persons with whom they meet believe should be discussed. The Corporate Secretary shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company and to the services of the independent auditors. The Committee shall also have the authority to conduct investigations and authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Audit Committee Authority and Responsibilities

The Committee shall oversee the Company’s accounting and financial reporting processes and audits of its financial statements.

The Committee shall assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control over financial reporting, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence, and performance of the Company’s independent auditors, and (iv) the performance of the Company’s internal auditors and internal audit function. The Committee shall perform any other activities consistent with the Company’s Certificate of Incorporation, By-Laws and governing law as the Committee or the Board of Directors deems necessary or appropriate.

Any of the Committee’s responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

1.                be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditors shall report directly to the Committee. In this regard, the Committee shall have the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to stockholder ratification), including the sole authority to approve all audit engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve the audit and non-audit services to be provided by the Company’s independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.                review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements;

3.                review and discuss with the independent auditors and with management the results of the annual audit of the Company’s consolidated financial statements and the Company’s interim financial results, in each case prior to the filing or distribution thereof, including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the American Institute of Certified Public Accountants;

4.                review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company’s financial reporting processes, internal controls over financial reporting and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective action taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

5.                on at least an annual basis, evaluate the independent auditors’ qualifications, performance and independence, and present its conclusions and recommendations with respect to the independent auditors to the Board of Directors. As part of such evaluation, the Committee shall:

•       obtain and review a report from the Company’s independent auditors describing (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by (a) the most recent internal quality-control review or peer review of the auditing firm, or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditors and the Company;

•       review and evaluate the lead audit partner of the independent auditors;

•       in addition to assuring the regular rotation of the lead partner(s) as required by law, consider whether the independent auditing firm should be rotated, so as to assure continuing auditor independence; and

•       obtain the opinion of management and the internal auditors of the independent auditors’ performance;

6.                establish clear policies for the Company’s hiring of current or former employees of the independent auditors;

7.                evaluate the performance of the Company’s internal audit function, and review and discuss with the internal auditors and independent auditors the internal audit plan, budget, activities, responsibilities and staffing of the internal audit organization;

8.                review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including (i) any restrictions on the scope of the independent auditors’ activities or access to required information, (ii) any significant disagreements with management, (iii) any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise), (iv) any communications between the audit team and the independent auditors’ national office respecting significant auditing or accounting issues presented by the engagement, and (v) any “management” or “internal control” letter issues, or proposed to be issued, by the independent auditors to the Company;

9.                review and discuss with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems them appropriate:

•       any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•       the critical accounting policies and practices of the Company;

•       the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the Company; and

•       major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls over financial reporting and any special steps adopted in light of material control deficiencies;

10.         generally discuss the type and presentation of (i) information to be included in earnings press releases (in particular any use of “pro forma” or “adjusted” non-GAAP information) and (ii) any financial information and earnings guidance provided to analysts and rating agencies;

11.         review and discuss the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures;

12.         at least annually, verify that the Company’s internal auditors, independent auditors or other officials have thoroughly checked the accuracy and propriety of the named executive officers’ expense accounts and perquisites, including their use of corporate assets;

13.         meet at least annually with the Company’s Chief Compliance Officer to review the application and administration of the Code of Conduct and Code of Business Conduct and Ethics for Directors and the procedures for identifying, pursuing and investigating any alleged violation of such codes, review and make determinations on exceptions to such codes and provide counsel to the Chief Compliance Officer with respect to actual and alleged violations of such codes;

14.         establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and shall review any significant complaints regarding accounting, internal accounting controls or audit matters received pursuant to such procedures;

15.         review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for its approval;

16.         recommend to the Board of Directors whether the Company’s consolidated financial statements should be accepted for inclusion in the Company’s annual report on Form 10-K;

17.         prepare a report of the Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC, and cause to be filed with the New York Stock Exchange any reports that may be required with respect to the Committee;

18.         review and approve all material transactions between the Company and its principal stockholder, and the other subsidiaries of its principal shareholder;

19.         at least annually, evaluate its own performance and report to the Board of Directors on such evaluation;

20.         review disclosures made by the Company’s principal executive officer(s) and principal financial officer(s) regarding compliance with their certification obligations under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting, and evaluations thereof; and

21.         report the activities of the Committee to the Board of Directors on a regular basis and review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

Amended as of February 26, 2006

Exhibit C

COMPENSATION COMMITTEE CHARTER

Kraft Foods Inc.

The Compensation Committee of the Board of Directors of Kraft Foods Inc. (the “Committee”) shall discharge the Board’s responsibilities relating to compensation for executives and independent directors.

The Committee shall be composed of three or more directors determined by the Board of Directors to be:

(i)               “Independent” for purposes of the New York Stock Exchange listing standards;

(ii)            “Non-employee directors” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934; and

(iii)         ”Outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Board of Directors shall appoint the members of the Committee, meeting these requirements, and designate the Committee’s Chair. If the Board of Directors does not designate a Committee Chair, the members may designate a Chair by majority vote. The members of the Committee may be removed by the Board.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. The Chair of the Committee, in consultation with the Company’s Executive Vice President, Global Human Resources, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board of Directors. The Corporate Secretary shall maintain minutes of the Committee meetings.

In fulfilling its responsibilities, the Committee shall have full access to the Company’s books, records, facilities and personnel. The Committee shall have the authority to conduct investigations and retain, approve fees and other retention terms, and terminate compensation consultants, independent counsel, and other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisors employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may delegate any of its responsibilities to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

In carrying out its duties, the Committee shall:

1.               establish the Company’s executive compensation philosophy;

2.               determine the group of companies used to benchmark executive and Director compensation;

3.               assess the appropriateness and competitiveness of the Company’s executive compensation programs, including among other elements, severance programs and executive retirement income design.

4.               review and approve goals and objectives of the Chief Executive Officer (“CEO”), evaluate the performance of the CEO in light of these goals and objectives and, based upon its evaluation, determine both the elements and amounts of the CEO’s compensation, as well as perquisites;

5.               review Management’s recommendations for, and approve the compensation of, the CEO’s executive direct reports;

6.               determine annual incentive compensation, equity awards and other long-term incentive awards granted under the Company’s equity and long-term incentive plans to eligible participants;

7.               determine policies governing option and other stock grants;

8.               make recommendations to the Board with respect to incentive plans requiring stockholder approval; approve eligibility for and design of executive compensation programs implemented under stockholder-approved plans.

C-1

9.               monitor compliance by executives with the Company’s stock ownership guidelines;

10.        oversee the management development and succession planning process (including succession planning for emergencies) for the CEO and the CEO’s executive direct reports and, as appropriate, evaluate potential candidates;

11.        periodically assess the appropriateness of and advise the Board regarding the compensation of independent Directors for service on the Board and its Committees;

12.        review and discuss with management the Company’s Compensation Discussion and Analysis; produce and approve the Committee’s annual report for inclusion in the Company’s annual proxy statement;

13.        annually evaluate the Committee’s performance, including reviewing the Committee’s charter, and report to the Board on such evaluation;

14.        perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Amended as of January 29, 2007

C-2

Exhibit D

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Kraft Foods Inc.

Nominating and Governance Committee Composition and Meetings

The Nominating and Governance Committee of the Board of Directors of Kraft Foods Inc. (the “Committee”) shall be composed of three or more directors who the Board of Directors determines are “independent” as that term is defined by the New York Stock Exchange listing standards.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee’s members. The members of the Committee may be removed by the Board.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company’s Corporate Secretary, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board of Directors. The Corporate Secretary shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have the authority to conduct investigations and retain any search firm assisting the Committee in identifying director candidates, independent counsel, and other advisers, as it determines necessary to carry out its duties, including sole authority to retain and terminate any search firm to be used to identify director candidates, and to approve such firm’s fees and other retention terms. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Nominating and Governance Committee Responsibilities

The Committee shall (i) identify qualified individuals to become Board members consistent with criteria approved by the Board, (ii) make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, and (iii) advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles.

Any of the Committee’s responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

1.               review the qualifications of candidates for director suggested by Board members, stockholders, management and others in accordance with criteria established by the Board;

2.               consider the performance and suitability of incumbent directors in determining whether to nominate them for reelection;

3.               recommend to the Board a slate of nominees for election or reelection to the Board at each annual meeting of stockholders;

4.               recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

5.               make recommendations to the Board as to determinations of director independence;

D-1

6.               recommend to the Board a retirement age for directors;

7.               make recommendations to the Board concerning the function, composition and structure of the Board and its Committees, as well as the frequency and content of Board meetings;

8.               recommend to the Board directors to serve as members of each Committee, as well as candidates to fill vacancies created on any Committee of the Board;

9.               evaluate any Compensation Committee interlocks among Board members and executive officers;

10.        develop and recommend to the Board a set of corporate governance principles and to review and recommend changes to those principles, on an annual basis;

11.        at least annually, review the Code of Conduct and Code of Business Conduct and Ethics for Directors to evaluate their content and effectiveness and to recommend changes to or enhancement of these codes;

12.        meet at least annually with the Company’s Chief Compliance Officer to review the operation of and compliance with the Code of Conduct and the Code of Business Conduct and Ethics for Directors;

13.        on an annual basis, report the results of the Committee’s review of the Code of Conduct and Code of Business Conduct and Ethics for Directors to the Board along with any recommended changes to these codes;

14.        advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other Committees;

15.        develop and recommend to the Board an annual self-evaluation process for the Board;

16.        oversee the evaluation of the Board;

17.        review and evaluate opportunities for Board members to engage in continuing education;

18.        evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

19.        periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

20.        perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Amended as of January 29, 2007

D-2

MAP AND DRIVING INSTRUCTIONS TO

KRAFT FOODS ROBERT M. SCHAEBERLE TECHNOLOGY CENTER

(EAST HANOVER, NJ)

From Manhattan & Northeast

George Washington Bridge

to I-80.  West to

Exit 48 (Pinebrook/Montville). Turn left onto Hook Mountain Road, then right onto Bloomfield Ave. for .4 miles to New Road. Turn left on New Road and go across Route 46 and then over the top of I-280. New Road becomes Ridgedale Avenue. Proceed to the first traffic light and turn left onto Eagle Rock Ave. Go .6 miles and make a right at the traffic light onto River Road. Go 1.6 miles and our entrance is on your right.

Lincoln Tunnel to the NJ Turnpike South. Take the first Exit (15W) and follow Route 280 West. Take Route 280 West to Exit 4A (Eisenhower Parkway). Take Eisenhower Parkway South and at the first light turn right onto Eagle Rock Avenue. At the next light turn left onto River Road. Drive 1.6 miles to the Kraft entrance on your right.

From the West

I-80 East to Exit 47A  I-280 East (The Oranges & Newark). I-280 East to Exit 1 (Edwards Rd./New Rd.). At the traffic light turn right onto East Edwards Road. East Edwards Road becomes Ridgedale Ave. Proceed to the first traffic light and make a left onto Eagle Rock Ave. Go .6 miles and make a right at the traffic light onto River Road. Go 1.6 miles and our entrance is on your right.

From the South

Route 287 North to Exit 39 (Route 10 Dover & Whippany). After exiting bear to your right and follow sign for Route 10 East (Whippany) for 3.5 miles to Mt. Pleasant Ave.,  (Ed Carney Ford dealership on your right). A sign will read “To River Rd. & Okner Pkwy.”  Bear right onto Mt. Pleasant Ave. Follow Mt. Pleasant Ave. for .5 miles past the 2nd light and turn left onto River Rd. Go .7 miles to Kraft entrance on your left.

From the North

Route 287 South to Exit 39A (Route 10 East Whippany). Follow Route 10 East for 3.5 miles to Mt. Pleasant Ave. (Ed Carney Ford dealership on your right). A sign will read “To River Rd. & Okner Pkwy.”  Bear right onto Mt. Pleasant Ave. Follow Mt. Pleasant Ave. for .5 miles past the 2nd light and turn left onto River Road. Go .7 miles to the Kraft entrance on your left.

From La Guardia Airport

Grand Central Parkway West, across the Triborough bridge to I-87 West (Major Deegan Expressway). South on I-95 across the George Washington Bridge to I-80 West. Follow I-80 West to Exit 48 (Pinebrook/ Montville). Turn left onto Hook Mountain Road, then right onto Bloomfield Ave. for .4 miles to New Road. Turn left on New Road and go across Route 46 and then over the top of I-280. New Road becomes Ridgedale Avenue. Proceed to the first traffic light and turn left onto Eagle Rock Ave. Go .6 miles and then make a right at the traffic light onto River Road. Go 1.6 miles and our entrance is on your right.

From Morristown Airport

Exit airport and turn left onto Route 510 East (Columbia Turnpike). Travel 1.6 miles and at the 3rd light make a left onto James Street. At the next light make a left turn onto Ridgedale Avenue. Travel 1.6 miles and at the 3rd light make a right onto Route 10. Follow Route 10 East for .8 miles to Mt. Pleasant Ave. (Ed Carney Ford dealership on your right). A sign will read “To River Rd. & Okner Pkwy.”  Bear right onto Mt. Pleasant Ave. Follow Mt. Pleasant Ave. for .5 miles past the 2nd light and turn left onto River Road. Go .7 miles to Kraft entrance on your left.

From Newark Airport

I -78 West to Exit 48 Route 24 West (Springfield/Morristown). Proceed on route 24 West and take Exit 7C (JFK Parkway, Livingston/Caldwell). At the 5th light turn left on South Orange Ave. Follow South Orange Ave. for 1.6 miles to the 4th light and turn right onto Eisenhower Parkway. Follow Eisenhower Parkway for .9 to the 2nd light turn left onto Walnut St. Follow Walnut St. for .6 miles and turn left at the light onto Route 10 West. On Route 10 West go .8 miles to the 2nd light and turn right onto River Road. Go .6 miles to the Kraft entrance on your left.

LOST?

If at any time you become lost or need additional directions, please call our Security Department at (973) 503-3897.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 24, 2007 AND PROXY STATEMENT

KRAFT FOODS INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 24, 2007

9:00 A.M. EDT

Robert M. Schaeberle Technology Center

188 River Road

East Hanover, New Jersey 07936

DIRECTIONS

The Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. A map and directions to the Robert M. Schaeberle Technology Center are provided on the back cover of the Company’s 2007 Proxy Statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy Solicited on Behalf of Board of Directors

Louis C. Camilleri and Carol J. Ward, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Kraft Foods Inc. (the “Company”) at the annual meeting of stockholders to be held at the Robert M. Schaeberle Technology Center, on April 24, 2007, at 9:00 a.m. EDT, and at all adjournments thereof.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a stockholder or employee participating in any such plan. Unless your proxy for your plan shares is received by April 20, 2007, your plan shares will be voted by the trustee in the same proportion as those plan shares for which instructions have been received.

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, and FOR the ratification of the selection of independent auditors. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse. You need not mark any boxes.

It is important to us that your shares are represented at this meeting, whether or not you attend the meeting in person.

To make sure your shares are represented, we urge you to complete and mail this proxy card or vote electronically over the Internet or by telephone.

000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	XXXXXXXXXXXXXX

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT), on April 23, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/kraft • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Ajay Banga			04 - Mark D. Ketchum			07 - Irene B. Rosenfeld
	02 - Jan Bennink			05 - Richard A. Lemer			08 - Mary L. Shapiro
	03 - Louis C. Camilleri			06 - John C. Pope			09 - Deborah C. Wright

2.	Ratification of the Selection of Independent Auditors	For	Against	Abstain

B. Non-Voting Item

Change of Address — Please print new address below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1— Please keep signature within the box. below.	Signature 2 — Please keep signature within the box.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND